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                                                                     EXHIBIT 2.1

                           PURCHASE AND SALE AGREEMENT

                  (2050 AND 2092 CONCOURSE DRIVE, SAN JOSE, CA)

      This Purchase and Sale Agreement ("Agreement") is entered into as of this 15th day of April, 2004, by and between MICRO LINEAR CORPORATION, a Delaware corporation ("Seller") and WILLOW GLEN INVESTMENTS, LLC, or its permitted assignee or permitted nominee ("Buyer").

                                    RECITALS

      A. Seller is the owner of that certain real property, consisting of approximately six and fifty-six hundredths (6.56) acres, more or less, located at 2050 and 2092 Concourse Drive, San Jose, California (APN 244-15-015), and more particularly described on Exhibit A attached hereto and made a part hereof (the "Land"), together with all improvements located thereon, including without limitation, two single-story office/R&D buildings totaling approximately ninety-three thousand, two hundred twenty-four (93,224) square feet, more or less, as more particularly set forth below.

      B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property defined below, subject to the terms and conditions set forth in this Agreement. Such Property includes all rights, privileges, rights-of-way, and easements appurtenant to the aforementioned improved real property, including, without limitation, all of Seller's right, title and interest in and to any minerals or hydrocarbon substances in and under the Land referred to above, as well as all development rights, air rights, water rights, riparian rights and water stock relating to such Land and any other appurtenances used in connection with the beneficial use and enjoyment of such Land, and all of Seller's right, title and interest in and to all roads and alleys adjoining or servicing such Land.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

      Unless the context otherwise specifies or requires, for the purposes of this Agreement all words and phrases having their initial letters capitalized herein shall have the meanings set forth below:

      "CLOSING DATE" shall mean the earlier of the date of recordation of the Deed or July 15, 2004.

      "CONTRACT OBLIGATIONS" shall mean those contracts, agreements, service contracts, utility contracts, construction contracts, maintenance agreements, and all other written contracts and agreements which relate to the ownership, operation, management, maintenance, use or occupancy of the Property which will or may continue in effect on or after the Closing Date as listed on Exhibit B to this Agreement ("Contract Obligations").

      "EFFECTIVE DATE" shall mean the date the last signatory to this Agreement executes this Agreement (as shown below such party's signature on the signature page of this Agreement) .

      "ENVIRONMENTAL LAWS" shall mean any and all presently existing federal, state and local laws (whether statutes, rules, regulations or ordinances), requirements under permits issued with respect thereto, and other requirements of any federal, state or local governmental agency, court, board, bureau or other authority having jurisdiction with respect to or relating to the environment, to any Hazardous Substance or to any activity involving Hazardous Substances, and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq., the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), the California Hazardous Waste Control Law (California Health and Safety Code
Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5, et seq.) and all amendments thereto in effect as of the Closing Date.

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      "FEASIBILITY PERIOD" shall mean the period commencing on the Effective
Date and terminating at 5:00 p.m. Pacific Time on the date thirty (30) days following the Effective Date.

      "FINANCING CONTINGENCY PERIOD" shall mean the period commencing on the Effective Date and terminating at 5:00 p.m. Pacific Time on June 15, 2004.

      "HAZARDOUS SUBSTANCES" shall mean and include any chemical, compound, material, mixture, waste or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity including any petroleum, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas). "Hazardous Substances" shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, compound or mixture which is (i) asbestos, (ii) designated as a "hazardous substance" pursuant to Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (iii) defined as a "hazardous waste" pursuant to Section 6903 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 et seq., (iv) defined as "hazardous substances" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.), or
(v) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); or in any and all amendments thereto in effect as of the Closing Date; or such chemicals, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable local, state or federal Environmental Laws. "Hazardous Substances" also shall include any hazardous, toxic or dangerous wastes, substances or related materials or any other chemicals, materials or substances whose release into the ambient air, soil or groundwater or exposure to humans is prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, may or could pose a hazard to human health and safety or the ecology.

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      "IMPROVEMENTS" shall mean all improvements now or hereafter located on the
Land including, without limitation, the two (2) single-story office/R&D buildings, totaling approximately 93,224 square feet, more or less (the "Buildings") constructed on the Land, and surface level paved and striped parking areas, together with all appurtenances thereto, and all landscaping.

      "INTANGIBLE PROPERTY" shall mean Seller's rights and interests in any and all transferable or assignable permits, building plans and specifications, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees relating solely to the Property.

      "LAND" shall mean the real property commonly known as 2050 and 2092 Concourse Drive, San Jose, California, and more particularly described in Exhibit A to this Agreement, including all easements, riparian or other water rights, rights of way and other interests appurtenant thereto, and all right, title and interest of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of, adjacent to or adjoining such real property and in all strips and gores.

      "LAWS AND RESTRICTIONS" shall mean all applicable federal, state, local and other laws, statutes, regulations, codes, orders, ordinances and rules including, without limitation, those relating to fire, safety, land use, subdivision, health, labor, environmental protection, seismic design, conservation, parking, handicapped access, zoning and building, and all restrictive covenants (if any), other title encumbrances and other obligations affecting the Property, all Environmental Laws, and all applicable provisions of the Americans With Disabilities Act of 1990, and all amendments thereto.

      "PERSONAL PROPERTY" shall mean all personal property now or hereafter owned or held by Seller and used solely in connection with the Land, the Improvements and/or the Intangible Property or the ownership, operation or occupancy thereof including, without limitation, all furniture, fixtures, machinery, appliances and equipment located on the Property. On or before the expiration of the Feasibility Period, Seller shall notify Buyer in writing of the items of Personal Property, if any, presently located within the Buildings that Seller will remove, or cause to be removed, at Seller's cost, from the Buildings prior to the Close of Escrow hereunder and any items

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of Personal Property presently located within such Buildings that are not so identified for removal prior to the Close of Escrow by Seller (the "REMAINING PERSONAL PROPERTY") shall be conveyed to Buyer at the closing in its "as is" condition at no additional cost to Buyer. Promptly following the date the Remaining Personal Property is identified, the parties shall attach the list of Remaining Personal Property to this Agreement as Exhibit C.

      "PROPERTY" shall mean collectively the Land, the Improvements, the Remaining Personal Property, and the Intangible Property.

      "TITLE COMPANY" shall mean First American Title Company whose address for this transaction is as follows:

      First American Title Company
      1737 North First Street, Suite 100
      San Jose, California 95112
      Attn:  Carol Weir
      Fax No. (408) 451-7818

      "TITLE REPORT" shall mean the commitment for title insurance with respect to the Land and Improvements to be issued to Buyer by the Title Company or its underwriter.

                                    ARTICLE 2
                     AGREEMENT TO PURCHASE AND SELL PROPERTY

      Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, the Property, at the price and under the terms and conditions set forth herein.

                                    ARTICLE 3
                                    DEPOSITS

      3.1 Deposits. Within three (3) business days after the Effective Date, Buyer shall deliver to the Title Company, a fully executed copy of this Agreement and the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "First Deposit") as a deposit on account of the Purchase Price (defined in
Section 4.1 below). Prior to the expiration of the Financing Contingency Period, provided the conditions set forth in Sections 5.1.1, 5.1.2, 5.1.3 and 5.1.7

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below have been satisfied or waived in writing by Buyer, Buyer shall deliver to
Title Company an additional sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the "Second Deposit") as a further deposit on account of the Purchase Price. The First Deposit and Second Deposit (collectively, the "Total Deposit") shall be placed by Title Company in an interest-bearing account, with interest accruing in the name of Buyer. Unless otherwise expressly provided herein, the interest accrued on the First Deposit and Second Deposit, as the case may be, shall be deemed part of the First Deposit and Second Deposit, respectively, for purposes of this Agreement.

      3.2 Application of Deposit. Except as otherwise provided in this Agreement, the First Deposit shall be non-refundable to Buyer following the satisfaction (or waiver in writing by Buyer) of the conditions set forth in Sections 5.1.1, 5.1.2 and 5.1.3 below within the time periods prescribed therein and the Second Deposit shall be non-refundable to Buyer following the satisfaction (or waiver in writing by Buyer) of the condition set forth in
Section 5.1.7 below within the time period prescribed therein; provided, however, if Seller materially breaches or defaults under any of its obligations hereunder and this Agreement terminates as a result of such material breach or default, then Title Company shall promptly return the Total Deposit (including any interest accrued thereon) to Buyer. The Total Deposit (including any interest accrued thereon) shall be released to Seller at the Closing and shall be credited against the Purchase Price at Closing. Anything in this Agreement to the contrary notwithstanding, Buyer agrees that if the conditions set forth in Sections 5.1.1, 5.1.2 and 5.1.3 below are satisfied (or waived in writing by Buyer) on or before the expiration of the Feasibility Period, but the condition set forth in Section 5.1.7 below is not satisfied or waived in writing on or before the expiration of the Financing Contingency Period, then Buyer shall be deemed in breach or default of its obligation to purchase the Property pursuant to this Agreement, Seller shall be entitled to receive the First Deposit as liquidated damages and Buyer shall be entitled to receive the interest accrued on the First Deposit while in escrow.

      3.3 Liquidated Damages. THE PARTIES HERETO AGREE THAT SELLER'S ECONOMIC DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET FOR AN EXTENDED PERIOD OF TIME AND ANY CARRYING AND OTHER COSTS INCURRED AFTER THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET ARE IMPRACTICABLE OR

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EXTREMELY DIFFICULT TO ASCERTAIN. THE PARTIES HERETO AGREE THAT THE AMOUNT OF
THE TOTAL DEPOSIT, OR SUCH PORTION THEREOF AS IS DEPOSITED INTO ESCROW BY BUYER PURSUANT TO THE TERMS ABOVE, EXCLUDING ANY INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IN THE EVENT OF A MATERIAL BREACH OR DEFAULT OF THIS AGREEMENT BY BUYER. BUYER AGREES THAT IN THE EVENT OF SUCH MATERIAL BREACH OR DEFAULT BY BUYER, SELLER, AS ITS SOLE REMEDY (EXCEPT AS PROVIDED BELOW), SHALL BE ENTITLED TO RECEIVE AND RETAIN THE TOTAL DEPOSIT, OR SUCH PORTION THEREOF AS IS DEPOSITED INTO ESCROW PURSUANT TO THE TERMS ABOVE (EXCLUDING ANY INTEREST ACCRUED THEREON WHILE IN ESCROW, WHICH INTEREST SHALL BE PAID TO BUYER) AS LIQUIDATED DAMAGES AND NOT AS A PENALTY. SUCH RECEIPT OF THE TOTAL DEPOSIT, OR SUCH PORTION THEREOF AS IS DEPOSITED INTO ESCROW PURSUANT TO THE TERMS ABOVE (EXCLUDING ANY INTEREST ACCRUED THEREON WHILE IN ESCROW) BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF
SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION. SELLER HEREBY WAIVES THE REMEDY OF SPECIFIC PERFORMANCE WITH RESPECT TO ANY DEFAULT BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY, AND AGREES THAT THE LIQUIDATED DAMAGES SET FORTH HEREIN SHALL BE SELLER'S SOLE REMEDY (EXCEPT AS OTHERWISE PROVIDED BELOW) IN THE EVENT BUYER MATERIALLY BREACHES OR DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTY HEREUNDER. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, IF, FOLLOWING THE EXPIRATION OF THE FEASIBILITY PERIOD, THE CONDITION IN SECTION 5.1.7 IS NOT SATISFIED (OR WAIVED IN WRITING BY BUYER) ON OR BEFORE 5:00 P.M. PACIFIC TIME ON THE EXPIRATION OF THE FINANCING CONTINGENCY PERIOD, THEN THIS AGREEMENT SHALL TERMINATE AUTOMATICALLY AND THE FIRST DEPOSIT MADE BY BUYER HEREUNDER SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES AND THE

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INTEREST ACCRUED ON THE FIRST DEPOSIT WHILE IN ESCROW SHALL BE PAID TO BUYER.
THIS LIQUIDATED DAMAGES PROVISION SHALL NOT BE APPLICABLE TO ANY BREACH BY BUYER OF ANY INDEMNIFICATION, DEFENSE OR HOLD HARMLESS OBLIGATION OF BUYER UNDER THIS AGREEMENT, OR ANY OTHER OBLIGATION OF BUYER THAT EXPRESSLY SURVIVES THE TERMINATION OF THIS AGREEMENT. THIS LIQUIDATED DAMAGES PROVISION ALSO SHALL NOT SERVE AS A LIMITATION ON THE AMOUNT OF ATTORNEYS' FEES THAT SELLER MAY PURSUE OR COLLECT FROM BUYER IN THE EVENT SELLER INCURS ATTORNEYS' FEES IN ATTEMPTING TO COLLECT OR RETAIN THE LIQUIDATED DAMAGES REFERRED TO HEREIN. BY INITIALING THIS
SECTION 3.3 BELOW, SELLER AND BUYER AGREE TO THE TERMS OF THIS SECTION 3.3.

      SELLER'S INITIALS: /s/ TR     BUYER'S INITIALS: /s/ SN
                         ------                       ------

                                    ARTICLE 4
                                 PURCHASE PRICE

      4.1 Purchase Price. The purchase price for the Property ("Purchase Price") shall be Seven Million Two Hundred Seventy Thousand Five Hundred and 00/100 Dollars ($7,270,500.00).

      4.2 Payment. The Purchase Price shall be payable in cash by Buyer to Seller at the Closing Date. The Total Deposit (including any interest accrued thereon) released to Seller at Closing shall be credited against the Purchase Price at Closing.

      4.3 Credit Against Purchase Price. Seller agrees to credit against the Purchase Price at Closing the additional sum of Two Hundred Thousand Dollars ($200,000), which credit is for costs anticipated to be incurred by Buyer, following the Closing hereunder, with respect to future demolition by Buyer of certain interior improvements existing in the building located at 2092 Concourse Drive in San Jose.

                                    ARTICLE 5
                   REVIEW AND INSPECTION; CONDITIONS OF ESCROW

      5.1 Buyer Conditions to Closing. The close of escrow on the Property and Buyer's obligation under this Agreement to purchase the Property shall be subject to the satisfaction, on or

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prior to the time stated herein, of all of the following conditions, with Buyer to retain the right to waive in writing, in whole or in part, any of the following conditions at or prior to the time stated herein for satisfaction of such conditions or for approval or disapproval by Buyer:

            5.1.1 Title Review. Within five (5) business days following the mutual execution of this Agreement, Seller shall procure and deliver, or cause the Title Company to procure and deliver, to Buyer a current preliminary title report issued by the Title Company ("Title Report") showing the state of the title of the Property, and the underlying title exceptions referenced in the Title Report. Buyer shall have until the date twenty (20) days following the Effective Date ("Title Review Period") to notify Seller, in writing, of Buyer's objection to any exceptions contained in the Title Report (hereinafter referred to as "Title Defects"). If Buyer does not approve or disapprove such Title Report in writing within such Title Review Period, then Buyer shall be deemed to have approved the Title Report and the condition set forth in this Section 5.1.1 shall be deemed satisfied. Upon receipt of notification of any Title Defects by Buyer within the Title Review Period, Seller shall have five (5) days within which to elect, by written notice to Buyer, to attempt to remove or delete from the title to be conveyed to Buyer (in a manner reasonably acceptable to Buyer) any Title Defects objected to by Buyer. If Seller does not notify Buyer of its election to attempt to cure such Title Defects within such five (5) day period, Seller shall be deemed to have elected not to attempt to cure such Title Defects. If Seller does not elect to attempt to cure such Title Defects, then Buyer then may elect prior to the expiration of the Feasibility Period to either waive its objections and proceed with the purchase of the Property pursuant to the terms of this Agreement or terminate this Agreement, in which event Buyer shall be entitled to the prompt return of the First Deposit (including any interest accrued thereon) and this Agreement shall terminate. If Buyer fails to make such election prior to the expiration of the Feasibility Period, then Buyer shall be deemed to have elected to terminate this Agreement. Anything herein to the contrary notwithstanding, Seller agrees to remove, or cause to be removed, from the condition of title of the Property on or before the close of escrow hereunder the lien(s) of any deed(s) of trust executed by Seller that encumber the Property. For purposes of this Agreement, the term "Approved Exceptions" shall mean those title exceptions applicable to the Property which are approved or deemed approved or accepted by Buyer in accordance with the terms of this
Section 5.1.1. The lien(s) of any deed(s) of trust executed by Seller that encumber the Property shall not be Approved Exceptions.

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            5.1.2 Feasibility Study. During the Feasibility Period, Buyer shall have the right to conduct, at its sole cost and expense, such investigations, studies, surveys, analyses and tests on and of the Property as it shall, in its sole discretion, determine are necessary or desirable, including, without limitation, soil tests, environmental audits and studies, and make such evaluations as Buyer may, in its sole and absolute discretion, determine are necessary or desirable under the circumstances, all subject to Article 7 below. In order to perform the foregoing investigations, Buyer, its agents, contractors, employees and potential lenders, shall have reasonable access to the Property (subject to Buyer's reasonable security requirements and conditions), all for the purposes of inspecting the same and conducting tests, inspections, and analyses thereon and making evaluations thereof, all at Buyer's expense. Buyer's rights to enter onto the Property to conduct the aforementioned studies, investigations or inspections shall be subject to the provisions of
Article 7 below. If Buyer does not give Seller written notice of approval of the results of its feasibility study on or before the expiration of the Feasibility Period, then the conditions set forth in this Section 5.1.2 shall be deemed unsatisfied and Buyer shall be deemed to have disapproved the Property.

      On or before the expiration of the Feasibility Period, Seller shall notify Buyer in writing of the items of Personal Property, if any, presently located within the Buildings that Seller will remove, or cause to be removed, at Seller's cost, from the Buildings prior to the Close of Escrow hereunder and any items of Personal Property presently located within such Buildings that are not so identified for removal prior to the Close of Escrow by Seller (the "Remaining Personal Property") shall be conveyed to Buyer at the closing in its "as is" condition at no additional cost to Buyer. Promptly following the date the Remaining Personal Property is identified, the parties shall attach the list of Remaining Personal Property to this Agreement as Exhibit C.

            5.1.3 Contract Obligations. During the Feasibility Period, Buyer shall have reviewed and approved the Contract Obligations. If Buyer does not give Seller written notice of approval of the Contract Obligations on or before the expiration of the Feasibility Period, then the conditions set forth in this
Section 5.1.3 shall be deemed unsatisfied and Buyer shall be deemed to have disapproved the same.

            5.1.4 Title Policy. At the close of escrow on the Property, Title Company or its underwriter shall be willing and prepared to issue to Buyer, upon payment of its regularly scheduled premium, a CLTA standard form owner's policy of title insurance (or, if Buyer so elects and Buyer

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has obtained a survey, if necessary, an ALTA owner's extended coverage policy of title insurance) in the amount of the Purchase Price insuring Buyer's fee title to the Property, subject to (i) the Approved Exceptions referred to above, (ii) all exceptions caused or created by the acts of Buyer or any of its agents, employees, contractors, consultants or other representatives, (iii) matters that would be shown on a current survey of the Property or which would be discovered by a reasonable inspection of the Property, (iv) the Lease referred to in
Article 16 below, if applicable, and (v) the standard printed exclusions to title in CLTA standard form or ALTA extended coverage, as the case may be, owner's policy of title insurance (collectively, the "Permitted Exceptions").

            5.1.5 No Material Adverse Change. As of the Closing Date, there shall have been no material adverse change in the physical condition of the Property, or any portion thereof.

            5.1.6 Performance by Seller. Seller shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed and complied with by it within the applicable time period set forth herein for performance of such covenants and agreements. Time is of the essence with respect to the foregoing. In addition, the representations and warranties of Seller set forth in Section 10.1 shall be true and correct as of the date hereof and as of the Close of Escrow.

            5.1.7 Financing Contingency. Buyer shall have until the expiration of the Financing Contingency Period, to obtain a commitment from a lender reasonably acceptable to Buyer for a loan in an amount acceptable to Buyer at the then-market interest rate (the "Loan"), to be used by Buyer to pay a portion of the Purchase Price. Buyer shall apply for the Loan promptly following the Effective Date, and shall use reasonable diligence to satisfy the conditions and requirements of potential lenders to obtain the Loan, including, without limitation, providing Buyer's financial information. If, prior to the expiration of the Financing Contingency Period, Buyer does not notify Seller in writing that Buyer has obtained a commitment for the Loan on terms and conditions reasonably acceptable to Buyer, then the condition set forth in this Section
5.1.7 shall be deemed unsatisfied and this Agreement shall automatically terminate. If, prior to the expiration of the Financing Contingency Period, Buyer notifies Seller in writing that Buyer has obtained a commitment for the Loan on terms and conditions reasonably acceptable to Buyer, then the condition described in this Section 5.1.7 shall no longer be a condition to Buyer's obligations hereunder. Alternatively, if, prior to the expiration of the Financing Contingency Period, Buyer notifies Seller in writing that Buyer has

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not obtained a commitment for the Loan on terms and conditions reasonably acceptable to Buyer, but Buyer nevertheless waives the condition described in this Section 5.1.7, then Buyer shall be deemed to have elected to proceed with the purchase of the Property without obtaining a Loan and such condition shall no longer be a condition to Buyer's obligations hereunder.

      5.2 Failure of Buyer's Conditions to Closing. At any time or times on or before the date for the satisfaction or waiver of each condition, at Buyer's election, Buyer may waive any of the foregoing conditions by written notice to Seller. Other than Buyer's close of escrow pursuant to this Agreement which shall waive all such unfulfilled conditions, no waiver shall be effective unless made in writing specific as to the conditions or matters so waived.

      In the event any of the conditions set forth in Sections 5.1.1, 5.1.2 or
5.1.3 above are not satisfied (or waived in writing by Buyer) on or before 5:00 p.m. Pacific time on the expiration of the Feasibility Period, then this Agreement shall terminate automatically, the First Deposit made by Buyer hereunder (together with all interest accrued thereon while in escrow) shall be promptly returned to Buyer and all covenants and agreements of the parties hereunder (except for those covenants and agreements that expressly survive termination of this Agreement) shall cease. If any of the conditions described in Section 5.1.4 or 5.1.5 are not satisfied (or waived in writing by Buyer) on or prior to the time prescribed therein, then Buyer shall have the right to terminate this Agreement upon written notice to Seller and, in the event of such termination, all covenants and agreements of the parties hereunder (except for those covenants and agreements that expressly survive termination of this Agreement) shall cease and Buyer shall be entitled to the prompt return of the Total Deposit made by Buyer and all interest accrued thereon while in escrow. If any of the conditions described in Section 5.1.6 are not satisfied or waived in writing by Buyer on or prior to the time prescribed herein, then, in addition to its rights and remedies described in Section 11.1 below, if applicable, Buyer shall have the right to terminate this Agreement upon written notice to Seller and, in the event of such termination, Buyer shall be entitled to the prompt return of its Total Deposit and all interest accrued thereon while in escrow. If, following the expiration of the Feasibility Period, the condition in Section
5.1.7 is not satisfied (or waived in writing by Buyer) on or before 5:00 p.m. Pacific time on the expiration of the Financing Contingency Period, then this Agreement shall terminate automatically, the First Deposit made by Buyer hereunder shall be paid to Seller as liquidated damages (and Buyer shall be entitled to receive the interest accrued on the First Deposit while in escrow) and all covenants and

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agreements of the parties hereunder (except for those covenants and agreements that expressly survive termination of this Agreement) shall cease.

      5.3 Seller's Conditions to Closing. The close of escrow on the Property and Seller's obligation under this Agreement to sell the Property shall be subject to the satisfaction, at or prior to the time stated herein, of the following conditions, with Seller to retain the right to waive in writing, in whole or in part, any of the following conditions at or prior to the time stated herein for satisfaction of such conditions:

            5.3.1 Performance by Buyer. Buyer shall have performed and complied with in all material respects all of the covenants and agreements required by this Agreement to be performed and complied with by it within the applicable time period set forth herein for performance of such covenants and agreements. In addition, the representations and warranties of Buyer set forth in Section
10.2 shall be true and correct as of the date hereof and as of the close of escrow.

            5.3.2 Board Approval. On or before the date seven (7) days following the date Buyer executes and delivers to Seller this Agreement signed by Buyer, the Board of Directors of Seller shall have approved this Agreement and Seller shall have executed and delivered to Buyer this Agreement signed by Seller. Seller makes no representation or warranty that its Board of Directors will approve this Agreement or authorize its execution and delivery to Buyer. If Seller does not execute and deliver to Buyer this Agreement signed by Seller within the seven (7) day period referred to above, then the conditions set forth in this Section 5.3.2 shall be deemed unsatisfied.

      5.4 Failure of Seller's Conditions to Closing. If any of the conditions in Section 5.3.1 above are not satisfied (or waived in writing by Seller) at or prior to the time prescribed therein, then Seller may terminate this Agreement by written notice to Buyer and, in such event, all covenants and agreements of Seller and Buyer under this Agreement (except covenants and agreements that expressly survive termination of this Agreement) shall cease, and Seller shall be entitled to receive and retain the Total Deposit, or such portion thereof as has been deposited by Buyer under this Agreement as liquidated damages (and Buyer shall be entitled to receive the interest accrued on the Total Deposit, or such portion thereof as has been deposited by Buyer under this Agreement, while in escrow). If the conditions set forth in Section 5.3.2 above are not satisfied (or waived in writing by Seller) at or prior to the time prescribed therein, then this

Agreement shall be null and void and of no force or effect, and Buyer shall be entitled to the prompt return of the First Deposit (together with all interest accrued thereon while in escrow) to the extent made by Buyer under this Agreement.

      5.5 Due Diligence Materials. In the event escrow fails to close hereunder for any reason other than as a result of a breach by Seller hereunder, Buyer shall promptly assign, to the extent assignable, and deliver to Seller, without representation or warranty as to accuracy or completeness, any and all surveys, environmental reports, geotechnical reports, inspection reports, engineering, maps or other documents related to the Property, or any portion thereof, prepared by or for Buyer; provided, however, Buyer shall not be obligated to assign or deliver to Seller any financial projections, architecture or documents protected by the attorney-client privilege. The obligations of Buyer under this Section 5.5 shall survive the termination of this Agreement.

                                    ARTICLE 6
                       DELIVERY OF DUE DILIGENCE DOCUMENTS

      Not later than five (5) business days following the Effective Date of this Agreement, Seller shall deliver to Buyer (to the extent not previously delivered to Buyer) or make available to Buyer, as a courtesy to Buyer, each of the documents, maps, reports and writings identified on Exhibit D attached hereto (the "Documents"). Buyer acknowledges that Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of such Documents or any other documents or reports provided by Seller to Buyer under the terms of this Agreement. Seller further agrees to deliver or make available to Buyer, without representation or warranty, express or implied, as to accuracy or completeness, all maps, surveys, plans, reports, and studies prepared by any third party and any correspondence from any governmental agency related to the Property received by Seller during the period of the escrow established pursuant to the terms of this Agreement; provided, however, Seller shall not be required to deliver or make available to Buyer any internal financial projections made by Seller, marketing studies, appraisals, third party offers to purchase the Property or letters of intent with respect to the sale of the Property, or documents or writings that are confidential or protected by the attorney-client privilege.

                                    ARTICLE 7
                                 RIGHT OF ENTRY

      7.1 Right of Entry. From the Effective Date and throughout the escrow period, subject to the terms set forth below, Buyer and its designated agents, employees, contractors and consultants are hereby granted a right of entry on the Property to perform such soil, groundwater, engineering and geological tests, Phase I environmental assessment, engineering and architectural studies, and other physical inspections, evaluations, audits, studies and tests, and to make such other reports as Buyer, in its sold and absolute discretion, shall deem appropriate or desirable under the circumstances and for any other purpose related to Buyer's investigation or proposed use or development of the Property; provided, however, that Buyer shall repair any damage to the Property caused by Buyer's or any of its agents', employees', contractors' or consultants' entry and activities thereon. Until restoration is complete, Buyer shall take all steps necessary to ensure that any conditions on the Property created by Buyer's tests or inspections do not create any dangerous, noisy or unhealthy conditions on the Property. The aforementioned restoration obligations shall survive the termination of this Agreement. The preceding to the contrary notwithstanding, Buyer shall have no right to undertake any invasive testing of or borings on the Property without first obtaining the written consent of Seller (which consent may be given or withheld in Seller's sole discretion). Buyer agrees that Seller shall have a right to have a representative of Seller present at any or all times that Buyer or its agents, employees, consultants or consultants enter onto the Property. Unless otherwise agreed to by Seller, all of Buyer's (and its designated agents', employees', contractors' and consultants') entries onto the Property shall be during normal business hours. Buyer agrees to provide Seller with at least one (1) business days notice (which may be provided by telephone) prior to entering onto the Property. Buyer shall comply, and cause its agents, employees, contractors and consultants, to comply with Seller's security measures and requirements during Buyer's and its agents', employees', contractors' and consultants entry onto the Property.

      7.2 Insurance. Prior to Buyer or any of its contractors or consultants entering onto the Property pursuant to the terms of Section 7.1, Buyer agrees to cause its contractors and consultants to procure and maintain, (i) worker's compensation insurance required by the laws of the State of California; and (ii) commercial general liability insurance in the amount of at least One Million Dollars ($1,000,000), combined single limit, naming Seller as an additional insured.

Buyer shall cause its contractors and consultants to furnish certificates and evidence of such insurance coverage to Seller in advance of entering onto the Property. Such certificates shall contain a clause providing for thirty (30) days advance notice of cancellation or material change in coverage. The aforementioned insurance shall be with companies reasonably satisfactory to Seller. The commercial general liability insurance policy procured by Buyer's contractors and/or consultants who desire to enter onto the Property prior to the close of escrow hereunder shall insure Seller (to the extent of the insurance limits) against loss caused by personal injury and/or property damage as the result of Buyer's (and/or any of its agents', employees', contractors' or consultants') entry onto the Property and the conduct of any and all tests and inspections under this Agreement.

      7.3 Indemnity. Buyer shall indemnify, defend (with counsel reasonably acceptable to Seller), protect and hold Seller harmless from and against any and all damages, losses, liabilities, actions, causes of action, injuries, death, property damage, liens, claims, judgments, demands, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) of every kind and nature whatsoever (collectively, "Claims") arising from, based upon or in connection with Buyer's or any of Buyer's agents', employees', consultants', contractors' or other representatives' entry upon or tests, investigations or activities on the Property, including, without limitation, any claims for damages or destruction of the Property or any part or component thereof or for personal injury to or death of any person caused in whole or in part by any such activities. The provisions of the immediately preceding sentence shall not be applicable to any Claims to the extent arising from or related to or based upon the negligent acts or willful misconduct of Seller or any of Seller's agents, employees, members, shareholders, officers, or directors. The obligations of Buyer under this Section 7.3 shall survive the close of escrow or earlier termination of this Agreement.

      7.4 Confidentiality. Each of Buyer's tests, inspections and investigations, and the results thereof, shall be held confidential by Buyer and shall not be disclosed, without the prior written consent of Seller (which shall not be unreasonably withheld or delayed), to any third parties before the close of escrow hereunder, except for such disclosures to Buyer's prospective lenders, officers, directors, employees, consultants, attorneys, accountants and exchange facilitators as may be necessary or desired to (i) permit Buyer to perform its obligations hereunder, (ii) assist Buyer in evaluating whether or not to acquire the Property, (iii) comply with applicable laws or any legal process, and (iv) comply with rules of any exchange upon which Buyer may participate. Buyer's obligations under this
Section 7.4 shall survive the termination of this Agreement (other than by the close of escrow hereunder).

                                    ARTICLE 8
           BUYER'S INVESTIGATION OF THE PROPERTY, "AS IS" ACQUISITION

      8.1 Buyer's Independent Investigation. Buyer acknowledges and agrees that it has been given or will be given before the close of escrow hereunder, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents and consultants of Buyer's choosing, including, without limitation:

            (a) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, permit requirements and building codes.

            (b) The physical and environmental condition of the Property and all improvements, if any, located thereon, including, without limitation, the structural, electrical, and mechanical condition of such improvements.

            (c) The economic feasibility of the development of the Property and/or the status of the neighborhood.

            (d)   Any easements and/or access rights affecting the Property.

            (e) All other matters of material significance affecting the Property.

      8.2 "As Is" Purchase. Buyer specifically acknowledges and agrees that Seller is selling and Buyer is purchasing the Property on an "As Is With All Faults" basis and that Buyer is not relying on any representations or warranties of any kind whatsoever, express (other than as otherwise expressly provided in this Agreement) or implied, from Seller, its agents, employees, representatives or brokers as to any matters concerning the Property, including without limitation: (i) the quality, nature, adequacy, and physical condition of the Property (including, without limitation, topography, climate, air, water rights, water, gas, electricity, utility services, waste water treatment capacity, grading, drainage, sewers, access to public roads and related conditions, roof, roof membrane, heating, ventilation and air conditioning units, and the structural, electrical, and mechanical condition of the improvements located on the Property), (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities, infrastructure and site improvements, if any, and public improvements serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, including the Laws and Restrictions applicable to the Property, (vii) the presence or absence of Hazardous Substances on, in, under or about the Property or the adjoining or neighboring property, (viii) the status of entitlements, permits and approvals with respect to the Property, and (ix) the condition of title to the Property. Buyer acknowledges that it shall use its independent judgment and make its own determination as to the scope and breadth of the due diligence investigation which it shall make relative to the Property. Except as expressly set forth in this Agreement, Buyer shall rely upon its own investigation of the physical, environmental, economic and legal condition of the Property (including, without limitation, whether the Property is located in an area which is designated as a special flood hazard area, dam failure inundation area, earthquake fault zone, seismic hazard zone, high fire severity area or wildland fire area, by any federal, state or local agency). Buyer undertakes and assumes the risks associated with all matters pertaining to the Property's location in any area designated as a special flood hazard area, dam failure inundation area, earthquake fault zone, seismic hazard zone, high fire severity area or wildland fire area, by any federal, state or local agency. The provisions of this Section 8.2 shall survive the close of escrow hereunder.

      8.3 Release. Buyer waives on behalf of itself and its agents, employees, affiliates, members, affiliates, partners, officers, directors, shareholders, successors and assigns, any and all right to recover from Seller and from Seller's shareholders, directors, officers, partners, parent company, affiliates, employees and agents (collectively, the "Seller Related Parties"), and forever releases and discharges Seller and the Seller Related Parties from, any and all damages, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property, including without limitation title to the Property, the physical and environmental condition of the Property and the improvements located thereon or any law or regulation applicable thereto (including, without limitation, the Environmental
Laws). The waiver and release provisions set forth immediately above shall not be applicable to any breach by Seller of any of its representations or warranties set forth in Section 10.1 below or any fraud committed by Seller. The provisions of this Section 8.3 shall survive the close of escrow under this Agreement.

      In connection with the paragraph above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  BUYER'S INITIALS: /s/ SN
                                    ------

                                    ARTICLE 9
                  ESCROW AND ESCROW CLOSING; PRORATIONS; COSTS

      9.1 Close of Escrow. Escrow shall close under this Agreement, subject to the satisfaction (or waiver in writing by the party for whom such conditions exist) of the conditions set forth in Sections 5.1 and 5.3 above, on or before July 15, 2004 ("Closing Date"). Time is of the essence. The close of escrow on the Property (or closing of escrow or Closing on the Property) shall mean the recordation of the Grant Deed (as defined in Section 9.2) as described in
Section 9.4.

      9.2 Deed and Payment. Seller shall deposit with Title Company prior to the Closing Date, a grant deed ("Grant Deed") in the form of Exhibit E attached hereto, incorporating the legal description of the Land, and properly executed and acknowledged by Seller. In addition, Seller shall deposit with Title Company prior to the Closing Date, a bill of sale ("Bill of Sale") in the form of Exhibit F attached hereto, incorporating the inventory of the Remaining Personal Property prepared by Buyer and Seller prior to the expiration of the Feasibility Period. Buyer shall instruct Title Company to deliver to Seller the Purchase Price (less any charges allocable to Seller as provided in Section 9.5 below) when (1) Title Company holds for Buyer, and is able to record, the Grant Deed describing the Property; (2) Title Company holds for delivery to Buyer the Bill of Sale describing the Personal Property; and (3) Title Company is prepared to issue to Buyer a policy of title insurance applicable to the Property as described in Section 9.3.

      9.3 Title Insurance; Condition of Title. Seller shall convey title to the Property to Buyer at close of escrow pursuant to the Grant Deed. As a condition to Buyer's obligation to close escrow hereunder, fee title to the Property shall be conveyed to Buyer at the close of escrow subject to the Permitted Exceptions referred to in Section 5.1.4 above. As a condition to Buyer's obligation to close escrow hereunder, Title Company or its underwriter shall be prepared and willing to issue to Buyer at closing, or committed to issue to Buyer at closing, the policy of title insurance described in Section
5.1.4 above.

      9.4 Recordation and Delivery. At the close of escrow on the Property, the parties hereto shall instruct Title Company to forward the Grant Deed to the County Recorder for recordation and to deliver the policy of title insurance and all tax statements to Buyer at the address set forth in Article 12. Title Company shall be instructed to request the County Recorder not to affix the amount of documentary transfer taxes on the Grant Deed but include such amount on a separate statement to be attached to the Grant Deed after recording.

      9.5 Prorations. The parties hereto shall instruct Title Company to prorate between Seller and Buyer at close of escrow hereunder on the Property non-delinquent installments of city and county real property taxes and assessments applicable to the Property (and personal property taxes allocated to the Remaining Personal Property, if any) for the applicable fiscal year as of such close of escrow. Such real property taxes and assessments shall be prorated based on the latest available tax rate and assessed valuation for the Property (exclusive of the Remaining Personal Property). If the amount of any installment of real property taxes is not known as of the Closing Date, then a proration shall be made by the parties based on a reasonable estimate of the real property taxes applicable to the Property and the parties shall adjust the proration when the actual amount becomes known upon the written request of either party made to the other. Such prorations of real property taxes and assessments (and personal property taxes) shall be made on the basis of a 30-day month.

      9.6 Costs. Seller shall pay all County documentary transfer taxes and the cost of the CLTA portion of Buyer's title insurance policy to be issued to Buyer at closing. Buyer shall pay for the cost of all title insurance endorsements requested by Buyer to be issued in connection with its policy of title insurance and the additional cost associated with the issuance of an ALTA extended coverage owner's policy of title insurance (including the cost of any survey required in connection with the issuance of an ALTA extended policy). Buyer and Seller shall split equally the City transfer taxes imposed in connection with the sale of the Property, all escrow fees and costs of recordation of the Deed. All other charges or costs incurred by the parties in connection with the Close of Escrow of the purchase and sale of the Property shall be allocated between Buyer and Seller in accordance with the custom in the City of San Jose, County of Santa Clara California. Except as otherwise provided in Section 17.2 below, each party shall bear its own attorney's fees incurred in connection with the subject transaction.

      9.7 Seller's Affidavit. At or prior to close of escrow, Seller shall execute and deposit in escrow for delivery to Title Company and Buyer, a Seller's affidavit meeting the requirements of Internal Revenue Code Section 1445(b)(2), certifying that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445(f)(3). At or prior to close of escrow, Seller shall also execute a California Withholding Exemption Certificate (Form 593-W) indicating Buyer is not required to withhold any portion of the Purchase Price at close of escrow. Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of
Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

      10.1 Seller's Representations and Warranties. Seller makes the following representations and warranties, each of which (i) is true as of the date hereof and shall continue to be true as of the close of escrow; and (ii) shall survive the close of escrow for the "Survival Period," defined herein to mean six (6) months after the Closing Date:

            10.1.1 Authority. The person(s) executing this Agreement on behalf of Seller are authorized to bind Seller and Seller is authorized and empowered to perform its obligations hereunder.

            10.1.2 Organization and Authority. Seller is duly organized and validly exists, and Seller is qualified to do business in California. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the sale of the Property. This Agreement and all of the documents to be delivered by Seller at the closing have been and will be authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable in accordance with their terms.

                  10.1.3 "Foreign Person". Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code, as amended (the "Code"), and Seller will furnish to Buyer, prior to the Closing, an affidavit confirming the same.

      10.2 Buyer's Representations and Warranties. Buyer makes the following representations and warranties, each of which (i) is true as of the date hereof and shall continue to be true as of the close of escrow; and (ii) shall survive the close of escrow for the "Survival Period" referred to above:

                  10.2.1 Authority. The person(s) executing this Agreement on behalf of Buyer are authorized to bind Buyer and Buyer is authorized and empowered to perform its obligations hereunder. This Agreement is a legal, valid and binding obligation of Buyer and enforceable in accordance with its terms, and does not violate any provisions of any agreements to which Buyer is a party.

                  10.2.2 No Other Approvals. No approvals or consents of any persons are necessary for Buyer to enter into or perform this Agreement.

                  10.2.3 Binding Obligations. This Agreement and all of the documents to be delivered by Buyer at the closing have been and will be as of the closing authorized and properly executed and will constitute the valid and binding obligations of Buyer, enforceable in accordance with their terms.

                  10.2.4 Pending Actions or Proceedings. As of the Effective Date of this Agreement, there is no action or proceeding pending or, to Buyer's actual knowledge, threatened against Buyer which challenges or impairs Buyer's ability to execute this Agreement or to perform its obligations under this Agreement.

      10.3 Survival of Warranties. Each party shall promptly advise the other if it acquires any information which would affect the continued validity of the representations and warranties set forth in this Article 10. If any of said representations and warranties of Seller or Buyer, as the case may be, set forth in this Article 10 shall not be true and correct in all material respects at the time the same is made or as of the close of escrow hereunder, and upon written notice from the party to whom such representation was made to the other on or prior to such close of escrow, this Agreement shall terminate at such noticing party's election (except with respect to any rights, obligations, or liabilities which survive termination of this Agreement) and the Total Deposit made by Buyer under this Agreement (excluding any interest accrued thereon, which interest shall be payable to Buyer) shall be (x) promptly returned to Buyer if Seller is the party making such material misrepresentation and such misrepresentation would constitute a material breach of this Agreement by Seller, or (y) promptly paid to and retained Seller as liquidated damages if Buyer is the party making such material misrepresentation and such misrepresentation would constitute a material breach of this Agreement by Buyer.

                                   ARTICLE 11
                                    DEFAULTS

      11.1 Seller Default. In the event Seller fails or refuses to perform any of its obligations under this Agreement when due and such failure or refusal continues for a period of at least five (5) days following receipt of written notice by Seller from Buyer (excepting therefrom Seller's obligation to close escrow as and when required hereunder for which Seller shall have no cure period), then Seller shall be in breach or default of such obligation(s) under this Agreement. In the event of such breach or default, Buyer's sole remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to a refund of the Total Deposit made by Buyer hereunder (including any interest accrued thereon while in escrow) and, if Seller willfully breaches its obligation to sell and convey the Property to Buyer and such willful breach is not cured or remedied by Seller within the five
(5) day period referred to above, then Seller also agrees to reimburse Buyer for Buyer's out-of-pocket expenses, not to exceed One Hundred Thousand Dollars ($100,000), reasonably paid or incurred by Buyer in connection with this Agreement or the Property (including, without limitation, due diligence expenses, consultants' fees, and attorneys' fees); or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within ninety (90) days of Seller's default, Buyer waiving the right to bring suit at any later date. Under no circumstances shall Buyer be entitled to pursue a suit for damages in connection with Seller's breach or default, except
(i) to recover the Total Deposit (including any interest accrued thereon while in escrow) if Seller breaches its obligation to return the Total Deposit (including any interest accrued thereon) to Buyer, or (ii) to recover Buyer's out-of-pocket expenses, not to exceed One Hundred Thousand Dollars ($100,000), reasonably paid or incurred by Buyer in connection with this Agreement or the Property in the event clause (a) above applies and Seller willfully breaches its obligation to sell and convey the Property to Buyer (and such willful breach is not cured or remedied by Seller within the five (5) day period referred to above).

      11.2 Buyer Default. In the event Buyer fails or refuses to perform any of its obligations under this Agreement when due and such failure or refusal continues for a period of at least five (5) days following receipt of written notice by Buyer from Seller (excepting therefrom Buyer's obligation to close escrow as and when required hereunder and Buyer's obligation to deliver the First Deposit and Second Deposit into escrow under this Agreement for which Buyer shall have no cure period), then Buyer shall be in breach or default of such obligation(s) under this Agreement. In the event of such breach or default of Buyer's obligation to purchase the Property, Seller shall be entitled, as its sole and exclusive remedy (except as provided in this Section 11.2 below or in Section 3.3 above), as liquidated damages, to receive and retain the Total Deposit made by Buyer, or such portion thereof deposited by Buyer under this Agreement (and Buyer shall be entitled to the interest accrued on the same while in escrow); except that if Buyer breaches any of its indemnification, defense or hold harmless obligations under this Agreement or other obligations that expressly survive termination of this Agreement (collectively, the "Surviving Obligations"), then Seller shall not be so limited in its remedies as it relates to the Surviving Obligations and may pursue an action against Buyer for breach of such Surviving Obligations.

                                   ARTICLE 12
                                     NOTICES

      All notices called for pursuant to this Agreement shall be given in writing by personal delivery, by facsimile, by overnight mail or overnight private courier. Overnight mail or couriered notices shall be deemed received the day following deposit into the U.S. mail or delivery to the private courier. Notices sent by facsimile shall be deemed received on the date sent (provided that such notice is also sent by one of the other means stated herein within one business day following the delivery of such faxed notice). Mailed or couriered notices shall be addressed as set forth below, but either party may change its address by giving written notice thereof to the other in accordance with the provisions of this article.

To Buyer:         Willow Glen Investments, LLC

                  621 Tully Road, Suite A101
                  San Jose, CA 95111
                  Attn: Son Nguyen
                  Facsimile No.: (408) 262-1350
                  Telephone No.: (408) 262-3411

To Seller:        Micro Linear Corporation
                  2050 Concourse Drive
                  San Jose, CA 95131
                  Attn: Mike Schradle
                  Facsimile No.: (408) 432-0363
                  Telephone No.: (408) 428-6505

With copy to:     Berliner Cohen
                  10 Almaden Blvd., 11th Floor
                  San Jose, CA. 95113
                  Attn: Sam Farb, Esq.
                  Facsimile No.: (408) 998-5388
                  Telephone No.: (408) 286-5800

To Title Company: First American Title Company
                  1737 North First Street, Suite 100
                  San Jose, CA 95112
                  Attn: Carol Weir
                  Facsimile No.: (408) 451-7818
                  Telephone No.: (408) 451-7800

                                   ARTICLE 13
                              BROKER'S COMMISSIONS

      Seller represents and warrants to Buyer that it has not dealt with any real estate broker, agent or salesperson in connection with this transaction other than Michael L. Rosendin and Robert B. Shannon of Colliers International. Buyer represents and warrants to Seller that it has not dealt with any real estate broker, agent or salesperson in connection with this transaction other than Larry Blickman and Nigel Keep of BT Commercial. In the event escrow closes hereunder, and only if escrow closes hereunder, Seller shall pay to Colliers International a real estate commission in the amount of two and one-half percent (2.5%) of the Purchase Price, and Seller shall pay to BT Commercial a real estate commission in the amount of two and one-half percent (2.5%) of the Purchase Price. In no event shall Seller be liable to Colliers International or BT Commercial for the payment of any commission or other fee in connection with this

Agreement if escrow fails to close for any reason, including without limitation a default on the part of Seller. Each party shall indemnify, defend and hold harmless the other on account of any claims, demands, causes of action, or judgments respecting payment of any sales commission, brokerage commission or finder's fee, including attorneys' fees and court costs, arising from or brought by any third party (other than Colliers International and BT Commercial) who has dealt or claims to have dealt with such indemnifying party pertaining to the Property. The obligations to indemnify, defend and hold harmless as provided in this Article 13 shall survive the close of escrow or termination of this Agreement.

                                   ARTICLE 14
                                TRADE OR EXCHANGE

      Each party hereto agrees to reasonably cooperate with the other in the event such party attempts to effectuate a Section 1031 exchange with respect to the Property (or applicable portion thereof). Such reasonable cooperation shall not require the cooperating party to obtain title to any exchange or target property, execute any promissory note or other document or instrument which would or could impose personal liability upon such cooperating party, or incur any additional expense, cost or liability whatsoever (including, but not limited to, liabilities or warranties of title, or assumption of indebtedness) with regard to the Section 1031 exchange or exchanges. Each party hereto attempting to effectuate a Section 1031 exchange hereby agrees to indemnify, protect, defend and hold harmless the other party from any claim, damage, liability, penalties, fines, demand, cause of action, loss, cost, or expense (including, without limitation, reasonable attorney's fees) the other party may suffer or incur as a result of the cooperating party's participation in the aforesaid exchange or exchanges. Notwithstanding the foregoing, a cooperating party's agreement hereunder to participate in a tax-deferred exchange or exchanges shall not extend the Closing Date hereunder. A cooperating party in such 1031 exchange shall not, by this Agreement or acquiescence to the exchange contemplated by this Article 14, (x) have its rights under this Agreement affected or diminished in any manner or (y) be responsible for compliance with or be deemed to have warranted to the other party that any exchange in fact complies with Section 1031 of the Internal Revenue Code of 1986, as amended. The obligations of Seller and Buyer under this Article 14 shall survive the close of escrow.

                                   ARTICLE 15
                                  RISK OF LOSS

      15.1 Minor Loss. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed Five Hundred Thousand Dollars ($500,000), and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to (i) in the event of a partial condemnation, the diminution in the value of the remaining Property (as reasonably determined by an appraiser selected by Seller and approved by Buyer), not to exceed $500,000, or (ii) in the event of damage to the Property or damage or destruction of any improvements thereon, the cost to repair the damage or destruction (as reasonably estimated by a general contractor selected by Seller and reasonably approved by Buyer), not to exceed $500,000. In the event of any damage to the Property or damage or destruction of any improvements thereon or condemnation of any portion of the Property where the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed Five Hundred Thousand Dollars ($500,000), any and all insurance proceeds or condemnation awards, or rights to the same, applicable to such damage or destruction or condemnation, as the case may be, shall be paid to Seller, and Buyer shall not be entitled to any portion of such proceeds or awards.

      15.2 Major Loss. If the amount of the damage or destruction or condemnation as specified above exceeds Five Hundred Thousand Dollars ($500,000), then Buyer may, at its option to be exercised within ten (10) days of Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either (a) terminate this Agreement by giving written notice to Seller within such ten-day period or (b) consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer so terminates this Agreement, then the Total Deposit paid by Buyer, together with all interest accrued thereon while in escrow, shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except for such rights and obligations as expressly survive the termination of this Agreement. If Buyer elects to proceed with the purchase, then, upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds applicable to the damage or destruction or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation under any policy of insurance carried by Seller with respect to such loss, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property.

                                   ARTICLE 16
                                    LEASEBACK

      Seller shall have the option to lease back the entire Building located at 2050 Concourse Drive, consisting of approximately forty-five thousand five hundred sixty (45,560) square feet, more or less, for a term of sixty (60) days (subject to extension as provided below), commencing from the close of escrow hereunder, at a rental rate of $0.60 per rentable square foot, triple net. Such triple net expenses shall not include any capital improvement costs or capital expenditures. Seller shall have the right to extend the sixty (60) day leaseback term for two (2) additional periods of thirty (30) days each at the same monthly rental rate provided above provided Seller gives Buyer written notice of exercise of such applicable extension right at least thirty days prior to the date the Lease term would expire but for the exercise of the applicable extension option. If Seller exercises its right to lease the entire Building located at 2050 Concourse as provided in this Article 16, then Seller also shall have the right to use on a non-exclusive basis forty-nine percent (49%) of the total number of parking spaces located on the Property and the right of vehicular and pedestrian ingress and egress over the parking areas located on the Property. Seller shall be deemed to have exercised its leaseback right provided in this Article 16 unless Seller gives Buyer written notice not later than ten (10) days prior to the Closing Date that Seller does elect to lease back the entire Building located at 2050 Concourse Drive at the Close of Escrow. The Lease for the lease back of the Building located at 2050 Concourse Drive shall be in the form and content of Exhibit G attached hereto. If Seller exercises it right to lease back the entire Building located at 2050 Concourse Drive as provided above, then Seller, as Tenant, and Buyer, as Landlord, shall execute and deliver to the other at Closing a signed counterpart of the Lease in the form and content of Exhibit G attached hereto.

                                   ARTICLE 17
                               GENERAL PROVISIONS

      17.1 Merger. All negotiations and agreements, oral or written, heretofore had by and between the parties and their agents with respect to this transaction are merged into this Agreement, which completely sets forth the obligations of the parties.

      17.2 Attorneys' Fees. In the event either party brings an action at law or in equity to enforce, interpret or redress the breach of this Agreement, the prevailing party in such action shall be entitled to its litigation expenses and reasonable attorneys' fees in addition to all other relief as may be allowed by law. "Prevailing party" within the meaning of this section shall include, without limitation, a party who brings an action, which action is dismissed after the other party's payment of the sum allegedly due or performance of the covenant allegedly breached or if the party obtains substantially the relief sought by it in the action.

      17.3 Amendment. This Agreement may be amended only by a writing signed by each of the parties hereto.

      17.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument.

      17.5 Assignment. Buyer may assign its rights and obligations under this Agreement to a third party assignee or nominee, provided (i) Seller receives written notice of such assignment not later than ten days prior to the close of escrow, (ii) the third party assignee or nominee agrees in writing to assume all of the obligations of Buyer under this Agreement and agrees in writing to be bound by all the terms and conditions of this Agreement, including, without limitation, the provisions of Article 8 above (and the release provisions therein), and such writing shall be delivered to Seller not later than ten days prior to the close of escrow. In no event shall an assignment by Buyer of this Agreement or Buyer's rights and/or obligations hereunder release Buyer from its obligations under this Agreement. Subject to the foregoing, all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the respective assigns and successors of Seller and Buyer.

      17.6 Captions. The captions and headings in this Agreement are for reference and convenience only and shall not limit or expand the meaning of the provisions of this Agreement.

      17.7 Governing Law. This Agreement shall be governed by the laws of the State of California.

      17.8 Exhibits. All exhibits attached hereto are incorporated herein by reference.

      17.9 Interpretation of Agreement. The parties hereto acknowledge and agree that, although this Agreement has been drafted by Seller's legal counsel, Buyer or its legal counsel have fully negotiated the terms of such Agreement. Consequently, the doctrine that ambiguities in an agreement should be resolved against the drafting party shall not be employed in connection with this Agreement and this Agreement shall be interpreted in accordance with its fair meaning.

      17.10 No Waiver. No failure of either party hereto to exercise any right hereunder or to insist upon strict compliance with any obligations specified herein, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

      17.11 Entire Agreement. The provisions of this Agreement reflect the parties' entire agreement as to matters expressed herein and there are no other representations, agreements, or arrangements (whether oral or written) between or among the parties relating to the subject matter of this Agreement.

      17.12 Severability. If any term, provision, condition or covenant of this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, then the remaining terms, conditions and provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

      17.13 Possession. Subject to the provisions of Article 16 above, Buyer shall be entitled to possession of the Property at the close of escrow hereunder.

      17.14 Confidentiality. Buyer agrees not to disclose any of the terms and conditions of this Agreement to any person other than (a) Buyer's prospective lender, (b) Buyer's attorneys and accountants, and (c) those who are actively and directly participating in the evaluation of the Property. Buyer agrees to cause all persons to whom it discloses any of the terms and conditions of this Agreement to maintain the confidentiality of the such information so disclosed. The provisions of this Section 17.14 shall survive any termination of this Agreement.

                      (signature page follows on next page)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        SELLER:

                                        MICRO LINEAR CORPORATION,
                                        a Delaware corporation

                                        By: /s/ Timothy Richardson
                                            -----------------------------
                                        Name: Timothy Richardson
                                        Its:  Chief Executive Officer

                                        Dated: April 15, 2004

                                        BUYER:

                                        WILLOW GLEN INVESTMENTS, LLC,
                                        a limited liability company

                                        By: /s/ Son Nguyen
                                            -----------------------------
                                        Name: Son Nguyen
                                        Its: President

                                        Dated: April 12, 2004

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Parcel 44, as shown on that certain Map entitled, "Parcel Map of International Business Park," which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on January 28, 1977, in Book 388 of Maps page(s) 16 through 27.

EXCEPTING THEREFROM the underground water rights without rights of surface entry as conveyed to San Jose Water Works, a California corporation, by Deed recorded May 22, 1985, in Book J353, Page 153 of Official Records.

APN: 244-15-015
ARB: 243-08-002.03, 004.18

                                    EXHIBIT B

                              CONTRACT OBLIGATIONS

None, other than the contracts, agreements and commitments, if any, currently of record and which encumber the real property located at 2050 and 2092 Concourse Drive, San Jose, California ("Property"), excepting therefrom any deed of trust, assignment of rents and leases, UCC-1 financing statement and any other documents that evidence or secure the loan presently secured by the Property.

                                    EXHIBIT C

                           REMAINING PERSONAL PROPERTY

Personal property to remain in 2092 Concourse Drive:

      1. Filing cabinets (approximately 60)

      2. Conference room and other tables (approximately 8)

      3. Desk Chairs (approximately 150)

      4. All personal property in the security room with the exception of the paging system.

Note: Micro Linear currently has a tenant, TLS, utilizing warehouse space, and storing inventory on shelving and on the warehouse floor in 2092 Concourse Drive. All personal property of TLS, including but limited to the inventory, shelving and various warehouse equipment remains the property of TLS.

                                    EXHIBIT D

                 LIST OF DUE DILIGENCE DOCUMENTS TO BE DELIVERED
                           OR MADE AVAILABLE TO BUYER

               DOCUMENT PROVIDED                            DOCUMENT DATE OR PERIOD COVERED
               -----------------                            -------------------------------
Various blueprints depicting 2050 and                   Various
2092 Concourse Drive

Electrical system analysis prepared by                  May 20, 2002
TDN Electric, Inc.

Letter from Micro Linear to Water                       May 3, 1999
Pollution Control Plant informing them that
Micro Linear has stopped production of
semiconductor products at its San Jose
facilities.

Letter submitted with the following
documents attached:

A. San Jose/Santa Clara Self Monitoring                 Prepared on or about May 3, 1999
Report prepared by Micro Linear

B. Total Toxic Organics Certification                   Prepared on or about May 4, 1999
Statement prepared by Micro Linear

C. Organic Solvent Worksheet for                        Prepared on or about April 30, 1999
ISOPROPYL ALCOHOL

D. Organic Solvent Worksheet for                        Prepared on or about April 30, 1999
ACETONE

E. Priority Environmental Labs Chemical                 Prepared on or about April 30, 1999
Analysis

F. Applied Remediation Environmental                    Prepared on or about April 23, 1999
Laboratory Report and Certification

G. San Jose Water Company Billings (for                 September 24, 1998 through March 2, 1999
water consumption)

Preliminary title report dated as of                    November 18, 2003
November 18, 2003, prepared by First
American Title Insurance Company, Order
Number NCS-61517-SC, together with the
underlying title documents referred to
therein.

Commercial Natural Hazard Disclosure                    November 25, 2003
Report dated November 25, 2003, prepared
by JCP Geologists, covering the real
property located at 2092 Concourse Drive,
San Jose, California (APN (244-15-015).

                                    EXHIBIT E

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

__________________________
__________________________
__________________________
                                      SPACE ABOVE THIS LINE FOR RECORDER'S USE

Mail Tax Statements to:      CITY CONVEYANCE  DOCUMENTARY TRANSFER TAX  $_______

__________________________   Tax:   $______   ______  Computed on the
__________________________                            consideration or value of
__________________________                            property conveyed;

                                                       OR

                             City:  San Jose  ______  Computed on the
                                                      consideration or value
                                                      less liens or encumbrances
                                                      remaining at time of sale.

                             ___________________________________________________
                             Signature of Declarant or Agent determining
                             tax -- Firm Name
________________________________________________________________________________
APN 244-15-015

                                   GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, MICRO LINEAR CORPORATION, a Delaware corporation hereby GRANT(S) to WILLOW GLEN INVESTMENTS, LLC, a California limited liability company that certain real property in the City of San Jose, County of Santa Clara, State of California, more particularly described as follows: See legal description attached hereto as Exhibit A and made a part hereof. Such grant is made subject to all matters of record affecting the real property described on Exhibit A attached hereto, including, without limitation, those title matters described in Exhibit B attached hereto.

Dated:     __________________, 2004     MICRO LINEAR CORPORATION,
                                        a Delaware corporation

                                        By:  /s/ Michael Schradle
                                             ---------------------------------
                                        Name: Michael Schradle
                                        Its:  CFO

      On ________________, before me, _________________, personally appeared

_______________,

[ ]  personally known to me -OR- [ ]  proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                      WITNESS my hand and official seal.

                                      __________________________________________
                                               SIGNATURE OF NOTARY

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

[ ] INDIVIDUAL
[ ] CORPORATE OFFICERS(S)
    ____________________________________
                  Title(s)
[ ] PARTNER(S)   [ ] LIMITED
                 [ ] GENERAL

[ ] ATTORNEY-IN-FACT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER: _____________________________
           _____________________________

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

________________________________________
________________________________________

                             EXHIBIT A TO GRANT DEED

                                LEGAL DESCRIPTION

      Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Parcel 44, as shown on that certain Map entitled, "Parcel Map of International Business Park," which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on January 28, 1977, in Book 388 of Maps page(s) 16 through 27.

EXCEPTING THEREFROM the underground water rights without rights of surface entry as conveyed to San Jose Water Works, a California corporation, by Deed recorded May 22, 1985, in Book J353, Page 153 of Official Records.

APN: 244-15-015
ARB: 243-08-002.03, 004.18

                             EXHIBIT B TO GRANT DEED

                              Permitted Exceptions

                                    EXHIBIT F

                                  BILL OF SALE

      For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MICRO LINEAR CORPORATION, a Delaware corporation ("Seller") hereby sells, transfers, and conveys to WILLOW GLEN INVESTMENTS, LLC, a California limited liability company ("Buyer"), all of its right, title and interest in and to the personal property located in the building or buildings situated at 2050 and 2092 Concourse Drive, San Jose, California, which personal property is more particularly described on Schedule 1 attached hereto (the "Personal Property").

      Seller makes no representation or warranties, expressed or implied, concerning the Personal Property to be transferred to Buyer pursuant to the terms of this Bill of Sale, and by accepting this Bill of Sale, Buyer acknowledges and agrees that Buyer is accepting such Personal Property in their "As Is," "Where Is" condition, and with all faults and that the provisions of
Article 8 of that certain Purchase and Sale Agreement dated April 15, 2004, as amended. by and between Seller and Buyer shall be applicable to the transfer described herein.

      IN WITNESS WHEREOF, this Bill of Sale is executed as of this ____ day of ________, 2004.

                                        SELLER:

                                        MICRO LINEAR CORPORATION,
                                        a Delaware corporation

                                        By: /s/ Michael Schradle
                                            ------------------------------------
                                        Name: Michael Schradle
                                        Its:  CFO

                                        BUYER:

                                        WILLOW GLEN INVESTMENTS, LLC,
                                        a California limited liability company

                                        By: /s/ Son Nguyen
                                            ------------------------------------
                                        Name: Son N. Nguyen
                                        Its:  Manager and Member

                                        By: /s/ Hai Nguyen
                                            ------------------------------------
                                        Name: Hai L. Nguyen
                                        Its:  Manager and Member

                           SCHEDULE 1 TO BILL OF SALE

                                PERSONAL PROPERTY

Personal property to remain in 2092 Concourse Drive:

      1. Filing cabinets (approximately 60)

      2. Conference room and other tables (approximately 8)

      3. Desk Chairs (approximately 150)

      4. All personal property in the security room with the exception of the paging system.

Note: Micro Linear currently has a tenant, TLS, utilizing warehouse space, and storing inventory on shelving and on the warehouse floor in 2092 Concourse Drive. All personal property of TLS, including but limited to the inventory, shelving and various warehouse equipment remains the property of TLS.

                                    EXHIBIT G
                               NET LEASE AGREEMENT

For and in consideration of the rentals, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Net Lease Agreement ("Lease"):

      1.    Summary of Lease Provisions.

            1.1 Tenant: Micro Linear Corporation, a Delaware corporation ("Tenant").

            1.2 Landlord: Willow Glen Investments, LLC, a California limited liability company ("Landlord").

            1.3   Date of Lease, for reference purposes only: July 28, 2004.

            1.4 Premises: That certain building, consisting of approximately forty-five thousand five hundred sixty (45,560) square feet, located at 2050 Concourse Drive in the City of San Jose, County of Santa Clara, State of California, identified on the site plan attached hereto as Exhibit A and made a part hereof (Paragraph 2.1) At the expiration of the fourth month of the Term, Tenant shall surrender approximately fifteen thousand one hundred eighty-five (15,185) square feet of the original Premises described above, which approximately 15,185 square feet is shown cross-hatched on Exhibit B attached hereto. Accordingly, at the expiration of the fourth month of the Term, and during the remainder of the Term of the Lease, the Premises shall consist of approximately thirty thousand three hundred seventy-five (30,375) square feet within the building described above, which approximately 30,375 square feet is shown cross-hatched on Exhibit C attached hereto.

            1.5 Term: From the Commencement Date of this Lease (as defined below) through the Ending Date (as defined below) (Paragraph
                  3)

            1.6 Commencement Date: The date of Closing (as that terms is defined in the Purchase and Sale Agreement dated April 15, 2004, by and between Tenant, as Seller, and Landlord (or its predecessor-in-interest or assignor), as Buyer (the "Purchase and Sale Agreement"). (Paragraph 3)

            1.7 Ending Date: The date twelve (12) months following the Commencement Date of this Lease, unless sooner terminated pursuant to the terms of this Lease. (Paragraph 3)

            1.8 Rent: The monthly installment of rent payable during the first four months of the Term of this Lease shall be Sixty Cents ($0.60) per square foot of Premises (which equates to $27,336.00 per month). The monthly installment of rent payable during months five through twelve of the Term shall be Sixty Cents ($0.60) per square foot of Premises (which equates to $18,225.00 per month) (Paragraph 4)

            1.9 Use of Premises: Design and manufacturing of high performance radio frequency integrated circuits and solutions for the communications market, together with general office use. (Paragraph 6)

            1.10 Tenant's percentage share of Common Area Charges: One hundred percent (100%) as to the Premises and forty-eight and eighty-seven hundredths percent (48.87%) as to the Project generally during the first four months of the Term, and sixty-six and sixty-seven hundredths percent (66.67%) as to the Premises and thirty-two and fifty-eight hundredths percent (32.58%) as to the Project generally during months five through twelve of the Lease (Paragraph 12)

            1.11  Security Deposit: None (Paragraph 5).

            1.12  Addresses for Notices:

                  To Tenant:    Micro Linear Corporation
                                2050 Concourse Drive
                                San Jose, CA 95131
                                Attention:  Mike Schradle, CFO
                                Telephone: (408) 433-5200
                                Facsimile: (408) 432-0363

                                With Copies to:

                                Berliner Cohen
                                10 Almaden Blvd., 11th Floor
                                San Jose, CA 95131
                                Attention:  Sam Farb
                                Telephone: (408) 286-5800
                                Facsimile: (408) 998-5388

                  To Landlord:  Willow Glen Investments LLC
                                ______________________________
                                ______________________________

            1.13 Non-Exclusive Right to Use No More Than: Forty-nine percent (49%) of the parking spaces within the Common Area during the first four months of the Term and thirty-two and sixty-seven hundredths percent (32.67%) of the parking spaces within the Common Area during months five through twelve of the Lease. (Paragraph 11.2)

                  1.14 Summary Provisions in General. Parenthetical references in this Paragraph 1 to other paragraphs in this Lease are for convenience of reference, and designate some of the other Lease paragraphs where applicable provisions are set forth. All of the terms and conditions of each such referenced paragraph shall be construed to be incorporated within and made a part of each of the above referring Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

      2.    Property Leased.

            2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein set forth, that certain Premises referred to in Paragraph 1.4 above and identified on the site plan attached hereto as Exhibit A. In addition, Tenant shall have such rights in and to the Common Area (defined in Paragraph 11.1 below) as are more fully described in Paragraph 11.1 below.

      The building comprising the Premises is referred to herein as the "Building." The "Land" shall mean and refer to all of the real property, consisting of approximately six and fifty-six hundredths (6.56) acres, more or less, located at 2050 and 2092 Concourse Drive, San Jose, California, commonly referred to as Assessor's Parcel Number 244-15-015. The Land, Building, the building located at 2092 Concourse Drive and any other improvement(s) now or hereafter located on the Land are referred to herein collectively as the "Project."

      Landlord reserves the right to grant to tenants of the Project, and to the agents, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or to any other user authorized by Landlord, the nonexclusive right to use the Land for pedestrian and vehicular ingress and egress and vehicular parking.

            2.2 Improvements. Landlord shall not be obligated to construct or install any improvements in or on the Premises as a condition to the effectiveness of this Lease. In connection with Tenant surrendering approximately fifteen thousand one hundred eighty-five (15,185) square feet of the original Premises to Landlord at the expiration of the fourth month of the Term (pursuant to the terms of Paragraph 1.4 above), Landlord shall, at its sole cost, make the necessary modifications to the building referred to in Paragraph
1.4 above to ensure Tenant's quiet enjoyment of the remaining portion of the Premises leased by Tenant hereunder and for privacy and security of Tenant's personal property. Such modifications shall include, without limitation, providing a separate entrance and lobby for Tenant. Upon surrendering the approximately 15,185 square feet of space to Landlord as provided above, Tenant agrees to cooperate with Landlord in consolidating its use of the Building to facilitate Landlord's efforts to lease such approximately 15,185 square feet to other potential tenants in months five through twelve of the Term.

            2.3 Acceptance of Premises. As of the date of execution of this Lease, Tenant is in possession of the Premises, having been the owner of the Project immediately prior to the Commencement Date of this Lease. Tenant shall be deemed to have accepted the Premises in their condition existing as of the Commencement Date of this Lease, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, the condition of the Building or Premises, or the use or occupancy which may be made thereof and Tenant is satisfied that the Premises are suitable for Tenant's intended use.

      3.    Term.

            3.1 Commencement Date. The term of this Lease ("Lease Term") shall be for the period specified in Paragraph 1.5 above, commencing on the date set forth in Paragraph 1.6 ("Commencement Date"). The expiration or sooner termination of this Lease is referred to herein sometimes as the "Lease Termination."

      4.    Rent.

            4.1 Rent. Tenant shall pay to Landlord as rent for the Premises ("Rent"), in advance, on the first day of each calendar month, commencing on the date specified in Paragraph 1.6 and continuing throughout the Lease Term the Rent set forth in Paragraph 1.8 above. Rent shall be prorated, based on thirty
(30) days per month, for any partial month during the Lease Term. Rent shall be payable at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing.

            4.2 Additional Rent. All taxes, charges, costs and expenses and other sums which Tenant is required to pay hereunder shall be deemed to be additional rent hereunder ("Additional Rent"). Additional Rent shall accrue commencing on the Commencement Date. In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Rent. The term "Rentals" as used in this Lease shall mean Rent and Additional Rent.

      5.    Intentionally Omitted

      6.    Use of Premises.

            6.1 Permitted Uses. Subject to Paragraph 6.2, Tenant shall use the Premises and the Common Area (as described in Paragraph 11 below) in conformance with applicable governmental or quasi-governmental laws, statutes, orders, regulations, rules, ordinances and other requirements now or hereafter in effect (collectively, "Laws") for the purposes set forth in Paragraph 1.9 above, and for no other purpose.

            6.2 Tenant to Comply with Legal Requirements. Tenant shall, at its sole cost, comply with all laws now in force, or which may hereafter be in force, relating to or affecting Tenant's particular manner of use of the Premises. Anything in this Lease to the contrary notwithstanding, Tenant shall have no obligation to construct or install, or contribute to the cost of constructing or installing, any capital or structural improvements or replacements on, in or about the Project or the Premises unless the same arise out of or in connection with the Tenant's future specific manner of use of the Premises or the Tenant's construction or installation of future alterations, additions or improvements to the Premises (collectively, "Alterations"), or any portion thereof. The cost of any structural alterations and/or capital improvements or replacements as may be hereafter required due to a change in laws and unrelated to Tenant's future specific manner of use of the Premises or Tenant's future Alterations to the Premises shall be the responsibility of Landlord.

            6.3 Prohibited Uses. Tenant shall not commit or suffer to be committed any waste upon the Premises. Tenant shall not do or permit anything to be done in or about the Common Area which will in unreasonably interfere with the rights of Landlord or any other tenant of the Project. Tenant shall not use or allow the Premises to be used for any unlawful purpose or any purpose not permitted by this Lease, nor shall Tenant cause or maintain any nuisance in, on or about the Premises. Tenant and Tenant's agents shall not place any loads upon the floor, walls or ceiling of the Premises which would endanger the Building or the structural elements thereof or of the Premises.

            6.4 Hazardous Materials. During the Lease Term, Tenant shall not use, store, manufacture, transport, release or discharge (collectively "Release") any Hazardous Material(s) (defined below) on or about any portion of the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the immediately preceding sentence to the contrary, (a) Tenant may use de minimis quantities of the types of materials which are technically classified as Hazardous Materials but commonly used in domestic or office use to the extent not in an amount, which, either individually or cumulatively, would be a "reportable quantity" under any applicable Law, and (b) by executing this Lease, Landlord hereby gives its written consent for Tenant to use such Hazardous Materials as have been previously used by Tenant in connection with the operation of Tenant's business on the Project, or applicable portion thereof. Tenant covenants that, at its sole cost and expense, Tenant will comply with all applicable Laws with respect to the Release by Tenant, its agents, employees, or contractors of such permitted Hazardous Materials during the Lease Term.

      As used in this Lease, the term "Hazardous Materials" means any chemical, substance, waste or material which is included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as "hazardous wastes" in section 25117 of the California Health & Safety Code, or as "hazardous substances" in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

      Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect, investigate, sample and/or monitor the Premises, the Building and Common Area, including any soil, water, groundwater, or other sampling, to the extent reasonably necessary to determine whether Tenant is complying with the terms of this Lease with respect to Hazardous Materials. In connection therewith, Tenant shall provide Landlord with reasonable access to all portions of the Premises; provided, however, that Landlord shall avoid any interference with the operation of Tenant's business on the Premises and shall comply with Tenant's reasonable security requirements, if any. All costs incurred by Landlord in performing such inspections, investigation, sampling and/or monitoring ("Monitoring") shall be borne solely by Landlord and shall not be subject to reimbursement by Tenant; provided, however, if such Monitoring conclusively determines that, during the Lease Term, Tenant has caused Hazardous Substances to be Released on, in or under the Project, or applicable portion thereof, in violation of any applicable environmental Laws, then Tenant shall bear such reasonable costs of the Monitoring applicable solely to such Hazardous Substances Released by Tenant.

      7.    Taxes.

            7.1 Personal Property Taxes. Tenant shall exercise commercially reasonable efforts to cause Tenant's trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliances and other personal property installed or located on the Premises (collectively the "personal property") to be assessed and billed separately from the Land and the Building. Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant's personal property. If any of Tenant's personal property shall be assessed with the Land or the Building, Tenant shall pay to Landlord, as Additional Rent (if not paid by Tenant as part of the real property taxes allocable to the Premises), the amounts attributable to Tenant's personal property within thirty (30) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant's personal property.

            7.2 Other Taxes Payable Separately by Tenant. Tenant shall pay (or reimburse Landlord, as Additional Rent, if Landlord is assessed), prior to delinquency or within thirty (30) days after receipt of Landlord's statement thereof, any and all taxes, levies, assessments or surcharges that are payable by Landlord or Tenant and that relate to this Lease or the Premises (other than Landlord's net income, succession, transfer, gift, franchise, estate or inheritance taxes, and Taxes, as that term is defined in Paragraph 7.3(a) below, payable as a Common Area Charge), upon, allocable to, or measured by the area of the Premises or the Rentals payable hereunder, including without limitation any gross rental receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals. In addition, Tenant shall pay all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed or imposed upon Tenant's business operations conducted at the Premises.

      7.3   Common Taxes.

            (a) Definition of Taxes. The term "Taxes" as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above) all real estate taxes and general and special assessments; taxes computed or based on rental income or on the square footage of the Premises (but excluding federal, state and municipal net income taxes); gross rental receipts taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions which during the Lease Term are laid, levied, assessed or imposed upon Landlord because of Landlord's ownership of the Project, and/or become a lien upon or chargeable against any portion of the Project under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever. The term "Taxes" shall include (to the extent the same are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above), without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the Project or in lieu of or equivalent to any Taxes set forth in this Paragraph 7.3(a). Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay any portion of any tax or assessment (i) in excess of the amount which would be payable if the tax or assessment were paid in installments over the longest possible term; (ii) imposed on land and improvements other than the Project; or (iii) arising from any sale, conveyance, foreclosure or other transfer of the Project by Landlord or any of its successors in interest.

            (b) Common Area Charge. All Taxes which are levied or assessed or which become a lien upon any portion of the Project or which become due or accrue during the Lease Term shall be a Common Area Charge, and Tenant shall pay as Additional Rent each month during the Lease Term 1/12th of its annual share of such Taxes, based on Landlord's estimate thereof, pursuant to Paragraph 12 below. Tenant's share of Taxes during any partial tax fiscal year(s) within the Lease Term shall be prorated according to the ratio which the number of days during the Lease Term bears to 365.

      8.    Insurance; Indemnity.

            8.1 Insurance by Landlord. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be a Common Area Charge, payable by Tenant pursuant to Paragraph 12 below:

                  (a) Property Insurance. "Special Form" property insurance, including, without limitation, boiler and machinery (if applicable) on the Building and other building and improvements located on the Land, including any improvements or fixtures constructed or installed in the buildings and on the Land by Landlord. Such insurance shall be in the full amount of the replacement cost of the foregoing, with reasonable deductible amounts. Such insurance also may include rental income insurance, insuring that one hundred percent (100%) of the Rentals (as the same may be adjusted hereunder) will be paid to Landlord for a period of up to six (6) months if the Premises are destroyed or damaged. Such insurance shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises;

                  (b) Liability Insurance. Commercial general liability insurance against any and all claims for personal injury, death or property damage occurring in or about the Project, the Premises, the Common Areas or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence.

            8.2 Insurance by Tenant. Tenant shall, during the Lease Term, at Tenant's sole cost and expense, procure and keep in force the following insurance:

                  (a) Liability Insurance. Commercial general liability insurance against any and all claims for personal injury, death or property damage occurring in or about the Premises and Common Area or arising out of Tenant's or Tenant's agents' use of the Common Area, use or occupancy of the Premises or Tenant's operations on the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) general aggregate. Landlord shall be an additional insured on such commercial general liability insurance policy required to be maintained by Tenant.

                  (b) Worker's Compensation Insurance. Worker's compensation insurance as required by law.

                  (c) Form of the Policies. The policies required to be maintained by Tenant pursuant to Paragraphs 8.2 (a) shall name Landlord as an additional insured. A certificate of Tenant's commercial general liability insurance policy shall be delivered to Landlord within ten (10) days following written request from Landlord to Tenant. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and Common Area and to Tenant as required by this Lease. Tenant shall obtain a written obligation on the part of Tenant's insurer(s) to notify Landlord at least thirty (30) days prior to any cancellation of any policy. Tenant's commercial general liability policy referred to above shall provide coverage on an occurrence basis and not on a claims made basis.

            8.3 Failure by Tenant to Obtain Insurance. If Tenant does not take out the insurance required pursuant to Paragraph 8.2 or keep the same in full force and effect, then after fifteen (15) days written notice, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the reasonable amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including reasonable attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance

            8.4 Indemnification. Tenant shall indemnify, hold harmless and defend Landlord against all claims, losses, damages, expenses or liabilities for bodily injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises, Common Area or Land to the extent caused by the negligence or willful misconduct of Tenant or Tenant's agents or employees. Tenant's indemnification, hold harmless and defense obligations referred to above shall not be applicable to the extent any such claims, losses, damages, expenses or liabilities arise from or are related to the negligence or willful misconduct of Landlord or any of its agents, employees, contractors, invitees or other representatives of Landlord.

      Landlord shall indemnify, hold harmless and defend Tenant and Tenant's directors, officers, managers, contractors, affiliates, agents and employees harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, arising out of or related to claims arising from the negligent acts or omissions or willful misconduct of Landlord or its agents, employees, contractors or invitees.

      The obligations of Landlord and Tenant under this Paragraph 8.4 shall survive the termination of this Lease.

            8.5 Mutual Waiver of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and each hereby releases the other's officers, agents, and employees, from any and all claims or demands of damages, loss, expense or injury to the Project, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Project, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties pursuant to this Paragraph 8 and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss, to the extent such insurance is not prejudiced thereby, and to the extent insured against.

      9. Utilities. During the Lease Term, unless otherwise provided below, Tenant shall continue to contract directly in its own name with the applicable utility or service provider for gas, electricity, water, telephone or other communication service, janitorial service and trash pickup (collectively, "Services") applicable to the Premises. Tenant shall pay during the Lease Term all charges for Services supplied to Tenant or consumed by Tenant on the Premises. Tenant shall not be responsible during the Lease Term for any Services provided to the building located at 2092 Concourse Drive. Tenant understands that the security system and possibly the fire alarm system servicing the Premises is or may be located in the building located at 2092 Concourse Drive or interdependent with the security system and/or fire alarm system servicing the building at 2092 Concourse Drive. To the extent such security system and/or fire alarm system is located in the building at 2092 Concourse Drive or interdependent with the security system and/or fire alarm system servicing the building located at 2092 Concourse Drive, Landlord agrees that neither it nor any of its agents, employees, contractors, licensees or other representatives shall take any action to interrupt, curtail, terminate or suspend such security or fire alarm service to the Premises. If such security system or fire alarm system is so interrupted, curtailed, terminated or suspended during the Lease Term, Landlord shall exercise diligent and reasonable efforts to cause such applicable system to be restored as soon as practicable under the circumstances. The reasonable costs incurred by Landlord in maintaining or operating such security system and/or fire alarm system, to the extent the same is located in the building at 2092 Concourse Drive and interdependent with the security system and/or fire alarm system servicing the building at 2092 Concourse Drive, shall be a Common Area Charge and Tenant shall pay, as Additional Rent, Tenant's proportionate share of such cost to Landlord as provided in Paragraph 12 below. If any utilities or Services are curtailed, suspended, terminated or interrupted for a period of more than forty-eight consecutive hours as a result of the acts or omissions of Landlord or any of Landlord's agents, employees, contractors or other representatives, Tenant's obligation to pay Rentals under this Lease shall be proportionately abated to the extent such curtailment, suspension, termination or interruption interferes with Tenant's use of the Premises or operation of its business from the date of such curtailment, suspension, termination or interruption commences until such utilities or Services are fully restored.

      During the Lease Term, unless otherwise provided below, Tenant also shall contract directly in its own name with the applicable utility provider for exterior lighting in the Common Area and water for landscaping in the Common Area.

      Following the expiration of the fourth month of the Term, upon mutual agreement of Landlord and Tenant, (i) Tenant shall continue to contract directly in its own name with the applicable utility or service provider for Services applicable to the Premises and for exterior lighting in the Common Area and water for landscaping in the Common Area, in which event (a) Landlord shall reimburse Tenant, within thirty days following receipt of an invoice(s) or statement(s) and reasonable backup documentation evidencing the costs incurred by Tenant, for (x) thirty-three and one-third percent (33.33%) of the cost of such Services applicable to the Building that are not separately metered to the remaining Premises, and (y) sixty-seven and forty-two percent (67.42%) percent of the reasonable costs paid or incurred by Tenant in connection with the exterior lighting in the Common Area and water for landscaping in the Common Area, or (ii) Landlord shall contract for the Services (except for telephone service) to be provided to the remaining Premises to the extent such Services are not separately metered to the remaining Premises and for exterior lighting in the Common Area and water for landscaping in the Common Area, in which event the costs reasonably incurred by Landlord in providing such Services and for the exterior lighting in the Common Area and water for landscaping in the Common Area shall be a Common Area Charge.

      10. Repairs and Maintenance. Subject to the provisions of Paragraph 15, Tenant shall, at its sole cost, maintain the Premises in accordance with the same maintenance standards employed by Tenant when it was the owner of the Premises; provided, however, under no circumstances shall Tenant's obligations under this Paragraph 10 include making any capital or structural improvements or capital repairs or replacements or obligate Tenant to incur any capital expenditures. If Tenant fails to make repairs or perform maintenance work required of Tenant hereunder within thirty (30) days after written notice from Landlord specifying the need for such repairs or maintenance work, Landlord or Landlord's agents may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work. If Landlord makes such repairs and/or performs such maintenance work, Tenant shall reimburse Landlord within thirty (30) days following receipt of a written invoice and back up documentation (reasonably satisfactory to Tenant) evidencing the costs reasonably incurred by Landlord, for the cost of such routine maintenance work. Landlord shall use reasonable efforts to avoid causing any inconvenience to Tenant or interference with the use of the Premises by Tenant or Tenant's agents or employees during the performance of any such repairs or maintenance.

      11.   Common Area.

            11.1 In General. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time reasonably prescribe, Tenant and Tenant's agents and employees shall have, in common with Landlord and other tenants of the building located at 2092 Concourse Drive and other permitted users, the nonexclusive right to use during the Lease Term the access roads, parking areas, sidewalks, landscaped areas and other facilities on the Land designated by Landlord for the general use and convenience of the occupants of the Premises and other authorized users, which areas and facilities are referred to herein as the "Common Area." This right to use the Common Area shall terminate upon Lease Termination. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of all or any portion of the Common Area and to amend such rules and regulations from time to time with or without advance notice, as Landlord may deem appropriate for the best interests of the occupants of the Premises and other building located on the Land and other authorized users. Any amendments to the rules and regulations shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such rules and regulations to Tenant. Landlord shall not be responsible for the nonperformance of the rules and regulations by any tenants or occupants of the building located at 2092 Concourse Drive or other authorized users.

            11.2 Parking Areas. Tenant is allocated and Tenant and Tenant's employees and invitees shall have the nonexclusive right to use not more than the number of parking spaces set forth in Paragraph 1.13. Neither Tenant nor Tenant's agents shall at any time use more parking spaces than the number so allocated to Tenant. Tenant and Tenant's agents shall not have the exclusive right to use any specific parking space. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of such parking areas on the Land as Landlord may deem appropriate. Landlord furthermore reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's agents which are parked in violation of the provisions of this Paragraph 11.2 or in violation of Landlord's rules and regulations relating to parking, to be towed away at the vehicle owner's cost. Provided that Tenant's use, occupancy and enjoyment of the Premises or access to the Premises is not unreasonably interfered with, Landlord shall have the right to close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of rights of any person or public therein.

            11.3 Maintenance by Tenant. Tenant shall maintain, or cause to be maintained, the Common Area in good repair and condition and shall manage the Common Area in accordance with substantially the same standards as were employed by Tenant when it was the owner of the Project. Such management of the Common Area shall include, without limitation, providing, or causing to be provided, lighting in the parking lot and water for exterior landscaping within the Common Area. Landlord agrees to reimburse Tenant, within thirty (30) days following receipt of an invoice(s) or statement(s) and reasonable back up documentation evidencing the costs incurred by Tenant (but not more often than once per month), for fifty-one and thirteen hundredths percent (51.13%) of the reasonable costs paid or incurred by Tenant in connection with the maintenance, management, operation, and repair of the Common Area (including, without limitation, sweeping of the parking lot, and maintenance and watering of exterior landscaping); provided, however, the parties hereto agree that during months five through twelve of the Term, the 51.13% referred to immediately above shall be increased to 67.42%.

      12.   Common Area Charges.

            12.1 Definition. "Common Area Charge" or "Common Area Charges" as used in this Lease shall mean and include all items identified in other paragraphs of this Lease as a Common Area Charge and the reasonable and necessary costs paid or incurred by Landlord for the operation and routine maintenance and repair of the Project, which costs shall include, without limitation: the cost of Services and utilities supplied to the Project generally (to the extent the same are not separately charged or metered to tenants of the buildings located on the Land); maintenance and repair of fire protection, storm drainage and sanitary sewer systems; property and liability insurance carried by Landlord pursuant to Paragraph 8 above covering the Premises and other building or improvements located in the Project and the Land.

      Notwithstanding anything to the contrary contained in this Lease, within ninety (90) days after receipt by Tenant of Landlord's statement of Common Area Charges prepared pursuant to Paragraph 12.2 hereof for any partial annual period, Tenant or its authorized representative shall have the right to inspect the books of Landlord during the business hours of Landlord at Landlord's office within the Project (or within ten miles of the Project) or, at Landlord's option, such other location as Landlord reasonably may specify (but not further than ten miles from the Project), for the purpose of verifying the information contained in the statement. Unless Tenant asserts specific errors within ninety (90) days after receipt of the statement, the statement shall be deemed correct as between Landlord and Tenant.

            12.2 Payment of Common Area Charges by Tenant. Prior to the Commencement Date, Landlord shall deliver to Tenant an estimate of Common Area Charges for the Lease Term. Tenant's payment of Common Area Charges shall be based upon Landlord's estimate of Common Area Charges and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing on the date specified in Paragraph 1.6 and continuing throughout the Lease Term. Tenant shall pay to Landlord, as Additional Rent and without deduction or offset, an amount equal to Tenant's percentage share (stated in Paragraph 1.10 above) of the Common Area Charges.

      Landlord shall furnish Tenant a statement within thirty (30) days after Lease Termination, showing the actual Common Area Charges for the period to which Landlord's estimate pertains and shall concurrently, as appropriate, bill Tenant for the balance due (payable within thirty (30) days of Landlord's written demand) or refund to Tenant the excess previously paid.

      Alternatively, Common Area Charges actually incurred or paid by Landlord but not theretofore billed to Tenant, as invoiced by Landlord shall be payable by Tenant within thirty (30) days after receipt of Landlord's invoice, but not more often than once each calendar month.

            12.3 Exclusions From Common Area Charges. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant have any obligation to perform, to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, commissions, charges, disbursements, attorneys' fees, experts' fees, costs and expenses (collectively, "Costs").

                  (a) Capital Improvements and Replacements. Costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied.

                  (b) Losses Caused by Others and Construction Defects. Costs occasioned by the act, omission or violation of any law, ordinance, statute, rule or regulation ("Laws") by Landlord, any other occupant of the Project, or their respective agents, employees or contractors, or Costs to correct any construction defect in the Premises or Project or Common Areas in accordance with Laws and private restrictions applicable at the time of construction thereof.

                  (c) Condemnation and Insurance Costs. Costs occasioned by the exercise of the power of eminent domain, or increases in insurance Costs caused by the activities of other occupant(s) of the Project.

                  (d) Reimbursable Expenses. Costs for which Landlord has a right of reimbursement from others, or Costs which Tenant pays directly to a third person.

                  (e) Utilities or Services. Costs (i) arising from the disproportionate use of any utility or service consumed by Landlord or any third party in connection with the use of any portion of the Project other than the Premises; or (ii) associated with utilities and services of a type not provided to Tenant.

                  (f) Leasing Expenses. Costs incurred in connection with negotiations or disputes with other occupant(s) of the Project, and Costs arising from the violation by Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement.

                  (g) Reserves. Depreciation, amortization or other expense reserves.

                  (h) Mortgages. Interest, charges and fees incurred on debt, payments or mortgages and rent under ground leases.

                  (i) Hazardous Materials. Costs incurred to investigate the presence of any Hazardous Material, Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Premises, Common Area or Project or to remediate any Hazardous Material contamination, and any judgments or other Costs incurred in connection with any Hazardous Material exposure or release.

                  (j) Management. Wages, salaries, compensation and labor burden for any employee not stationed on the Project on a full-time basis (unless prorated based on the time spent on the Project), and/or any fee, profit or compensation retained by or paid to Landlord or its affiliates for management and administration of the Project.

                  (k) Repairs of Damage. Damage and repairs of a capital nature to the Common Areas attributable to condemnation, fire or other casualty, and damage and repairs of a non-capital nature to the Common Areas attributable to condemnation, fire or other casualty to the extent of awards or insurance proceeds received by Landlord.

                  (l) Landlord's Negligence. Costs of repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents.

                  (m) Executive Salaries. Executive salaries or salaries of service personnel (including the Building superintendent) to the extent that such service-personnel perform services other than in connection with the operation and routine repair or maintenance of the Project or Common Area.

      13.   Alterations and Improvements.

            13.1 In General. Tenant shall not make any alterations, improvements or additions (collectively "Alterations") in, on, about or to the Premises, or any part thereof. The preceding to the contrary notwithstanding, Tenant shall be permitted to remove its trade fixtures, personal property and equipment from the Premises prior to the expiration or earlier termination of the Lease Term.

            13.2 Landlord's Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises, Building or Common Area by Landlord shall be a part of the realty and belong to Landlord.

      14.   Default and Remedies.

            14.1 Events of Default. The term "Default by Tenant" as used in this Lease shall mean the occurrence of any of the following events:

                  (a) Tenant's failure to pay when due any Rentals, where such failure continues for ten (10) days after written notice from Landlord;

                  (b) Commencement and continuation for at least sixty (60) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor's relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors;

                  (c) Voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession for more than sixty (60) days of substantially all of Tenant's assets or of any asset used in Tenant's business on the Premises, as a result of Tenant's insolvency;

                  (d) Levy of a writ of attachment or execution on Tenant's interest under this Lease, if such writ continues for a period of thirty (30) days; or

                  (e) Breach by Tenant of any term, covenant, condition, warranty, or other provision contained in this Lease where such breach is not cured within thirty (30) days after receipt of written notice of such breach by Landlord to Tenant (or if such breach cannot be reasonably cured within such thirty (30) days, then if Tenant does not commence to cure the breach within the thirty (30) day period or does not diligently prosecute the cure to completion).

      14.2 Remedies. Upon any Default by Tenant and the expiration of any applicable grace period, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

            14.2.1 Termination. Upon any Default by Tenant, Landlord shall have the right (but not the obligation) to give written notice to Tenant of such default and terminate this Lease and Tenant's right to possession of the Premises. Upon termination of this Lease and Tenant's right to possession of the Premises, Landlord shall have the right to recover from Tenant:

                  (a) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

                  (b) The worth at the time of award of the amount by which the Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                  (c) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;

                  (d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result.

                  (e) The "worth at the time of award" of the amounts referred to in subparagraphs (a) and (b) of this Paragraph 14.2.1 is computed by allowing interest at an annual rate equal to two percent above the prime rate established by Bank of America, NT&SA, San Francisco Main Branch.

                  14.2.2 Continuance of Lease. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Paragraph
14.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord's rights or remedies, including the rights and remedies specified in Paragraph 14.2.1 above.

      15.   Damage or Destruction.

            15.1 Right to Terminate Lease. If, due to damage or destruction, the Premises are rendered untenable or unfit for Tenant's use of the same existing immediately prior to such damage or destruction, then either party hereto may terminate this Lease by delivery of written notice to the other party. In the event such notice of termination is delivered by either party to the other, this Lease shall terminate thirty (30) days following the date such termination notice is received by the recipient party, but in no event shall this Lease terminate later than the expiration date of this Lease. The Rentals shall be proportionately reduced during the period following the event of damage or destruction until the date on which Tenant surrenders the Premises, based upon the extent to which the damage or destruction interferes with Tenant's business conducted in the Premises, as reasonably determined by Tenant.

            15.2 Abatement of Rentals. Notwithstanding any language to the contrary in this Lease, if the Premises are to be rebuilt or restored by Landlord following damage or destruction of the same, then the then-current Rentals shall be proportionately reduced from the date of such damage or destruction until the Premises are fully restored, based upon the extent to which the damage or destruction and/or making of repairs interferes with Tenant's business conducted in the Premises, as reasonably determined by Tenant.

            15.3 Liability for Personal Property. Except for the negligent acts or willful misconduct Landlord or that of its agents, employees, contractors or invitees, in no event shall Landlord be required to repair or restore any injury or damage to any trade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant.

      16.   Condemnation.

            16.1  Definition of Terms. For the purposes of this Lease, the term:
(a) "Taking" means a taking of the Premises, Common Area or Project or damage related to the exercise of the power of eminent domain and includes, without limitation, a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) "Total Taking" means the Taking of the entire Premises or so much of the Premises or Common Area as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, that in no event shall the Taking of less than ten percent (10%) of the Premises be considered a Total Taking; (c) "Partial Taking" means the Taking of only a portion of the Premises or Common Area which does not constitute a Total Taking;
(d) "Date of Taking" means the date upon which the title to the Premises or Common Area or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (e) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

            16.2 Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein.

            16.3  Total Taking. In the event of a Total Taking during the Lease
Term: (a) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid Rent; (c) Tenant shall pay Landlord any Rentals due Landlord under the Lease, prorated as of the Date of Taking; (d) to the extent the

Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to trade fixtures and personal property; and
(e) the remainder of the Award shall be paid to and be the property of Landlord. Nothing contained in this Paragraph 16.3 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill.

            16.4 Partial Taking. In the event of a Partial Taking during the Lease Term: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Rent shall be an amount equal to the product obtained by multiplying the then current Rent by the quotient obtained by dividing the square footage of the Premises immediately after the Taking by the total square footage of the Premises immediately prior to the Taking; (c) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award the portions of the Award attributable to trade fixtures and personal property of Tenant; and (d) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking. Nothing contained in this Paragraph 16.4 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill.

      17.   Liens.

            17.1 Premises to Be Free of Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished during the Lease Term to Tenant, Tenant's agents, or any contractor employed by Tenant with respect to the Premises. Landlord shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord and the Premises, Common Area, Project and Land, and any other party having an interest therein, from mechanics' and materialmen's liens, including without limitation a notice of nonresponsibility.

            17.2 Notice of Lien; Bond. Should any claims of lien be filed against, or any action be commenced affecting the Premises, Tenant's interest in the Premises or any other portion of the Project, purporting to be for labor or materials furnished to Tenant during the Lease Term, Tenant shall give Landlord notice of such lien or action within ten (10) days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums reasonably paid by Landlord and all expenses reasonably incurred by Landlord in connection therewith, including attorneys' fees and costs, shall be payable to

Landlord by Tenant as Additional Rent within thirty (30) days following Tenant's receipt of a written statement or invoice and evidence of payment by Landlord.

      18. Landlord's Right of Access to Premises. Landlord reserves and shall have the right and Tenant and Tenant's agents shall permit Landlord and Landlord's agents to enter the Premises at any reasonable time during normal business hours (or at any time in the event of an emergency) and subject to any security measures of Tenant that are applied to visitors to the Premises on a non-discriminatory basis for the purpose of (i) inspecting the Premises, (ii) posting notices of nonresponsibility, (iii) placing upon the Premises at any time "For Sale" signs, (iv) placing on the Premises ordinary "For Lease" signs,
(v) protecting the Premises in the event of an emergency and (vii) exhibiting the Premises to prospective purchasers, tenants or lenders at any reasonable time. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord reasonably may deem proper to gain access to the Premises. Notwithstanding anything to the contrary contained in this Lease, Landlord and Landlord's agents, except in the case of emergency, shall provide Tenant with twenty-four (24) hours' notice prior to entry of the Premises. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary, and Tenant shall have the right to have an employee accompany Landlord at all times that Landlord is present on the Premises.

      19.   Lender Requirements.

            19.1 Subordination. Subject to Tenant's receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease, at Landlord's option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises, Common Area, Project or Land, or Landlord's interest or estate therein. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof.

            19.2 Subordination Agreements. Tenant shall execute and deliver such further instruments evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises, Common Area, Project or Land as may be required by Landlord within twenty (20) days following Landlord's request therefor; provided that Tenant's subordination of this Lease shall be subject to Tenant obtaining a commercially reasonable non-disturbance agreement from the mortgagee or beneficiary under such mortgage or deed of trust agreeing in writing that Tenant's possession of the Premises, and this Lease, shall not be terminated, disturbed or modified in any way so long as Tenant is not in default under this Lease beyond any applicable cure or grace period.

            19.3 Estoppel Certificates. Tenant shall, within twenty (20) days following reasonable request by Landlord therefor, execute and deliver to Landlord any and all estoppel certificates reasonably requested by Landlord in connection with the sale or financing of the Premises, Project or Land. Landlord may require that Tenant in any estoppel certificate shall (i) certify, if true, that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify that this Lease, as so modified, is in full force and effect) and has not been assigned, (ii) certify the date to which Rentals are paid in advance, if any, (iii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specify such defaults if claimed, (iv) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises, Project or Land or a purchaser of the Premises or Project, or applicable portion thereof, from Landlord, and (v) certify, if true, such other matters relating to the Lease and/or Premises as may be reasonably requested by a lender making a loan to Landlord or a purchaser of the Premises or Project, or applicable portion thereof, from Landlord.

      20. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over after Lease Termination shall be deemed to be a month to month tenancy, subject to all the conditions, provisions and obligations of this Lease insofar as applicable to a month to month tenancy. The Rent required to be paid during any hold over period shall remain the same as the Rent payable under the Lease Term prior to such holding over, and Tenant shall also pay all Additional Rent payable hereunder. Either party may terminate the month-to-month tenancy of the holdover period by providing thirty (30) days prior written notice of such termination to the other party.

      21. Notices. Any notice required or desired to be given under this Lease shall be in writing, and all notices shall be given by (i) personal delivery,
(ii) receipted messenger or courier service, (iii) receipted overnight delivery (including Federal Express), (iv) electronic facsimile transmission or (v) United States mail (postage prepaid), registered or certified, return receipt requested. Any notice given pursuant to this Paragraph 21 shall be deemed to have been delivered (a) if delivery is made or fax transmission completed before 5:00 p.m. recipient's local time on a business day, or if tendered for delivery between 9:00 a.m. and 5:00 p.m. recipient's local time on a business day and refused, then on the date of such actual or attempted delivery or completed transmission, as evidenced by postal, messenger, courier or overnight delivery service receipt or by the transmission and confirmed answer back log sheet generated by the sending fax machine; and, otherwise (b) on the business day next following the date of actual delivery or completed fax transmission; provided, however, that any notice by fax shall be confirmed within three business days after transmission by duplicate notice delivered as otherwise provided herein. At the date of execution of this Lease, the addresses of Landlord and Tenant are set forth in Paragraph 1.12 above.

      22. Attorneys' Fees. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity, defense or hold harmless obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys' fees and court costs, including reasonable attorneys' fees and costs for appeal, as may be fixed by the court or jury.

      23. Assignment and Subletting.Tenant shall not assign, sublease, transfer, mortgage or encumber all or any part of Tenant's interest in this Lease or in the Premises or any part thereof, without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord's prior written consent (but with written notice to Landlord), may sublet the Premises or assign this Lease to (i) a subsidiary, affiliate, division or corporation which is controlled by, controls or is under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of all or substantially all of Tenant's assets or the stock of Tenant (each, a "Permitted Assignee"). Notwithstanding that a Transfer is made to a Permitted Assignee, Tenant shall not be released from any of its obligations under this Lease.

      24. Successors. Subject to the provisions of Paragraph 23 above, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns.

      25. Exhibits. All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease.

      26.   General.

            26.1 Captions and Headings. The captions and paragraph headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Lease.

            26.2  Definitions.

                  (a) Agents. For purposes of this Lease and without otherwise affecting the definition of the word "agent" or the meaning of an "agency," the term "agents" shall be deemed to include the agents, employees, successors, and representatives of the respective party, Tenant or Landlord.

                  (b) Interpretation of Terms. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.

            26.3 Copies. Any executed copy of this Lease shall be deemed an original for all purposes.

            26.4 Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

            26.5 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

            26.6 Construction of Lease Provisions. Although printed provisions of this Lease were prepared by Tenant's counsel, this Lease shall not be construed either for or against Tenant or Landlord, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

      27. Interest. Any payment due from Tenant to Landlord, except for Rent received by Landlord within thirty (30) days after the same is due, shall bear interest from the date due until paid, at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended.

      28. Surrender of Premises. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition existing as of the Commencement Date of this Lease (reasonable wear and tear, acts of God, casualty, condemnation, and Hazardous Materials other than those stored, used or disposed of by Tenant, its agents, employees, contractors or invitees, excepted). Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises on or before Lease Termination, except that Tenant shall not remove from the Premises on or before Lease Termination the Remaining Personal Property (as defined in the Purchase and Sale Agreement). Landlord acknowledges and agrees that, at the expiration or earlier termination of this Lease, Tenant shall not be obligated to surrender to Landlord (and Tenant may remove from the Premises and Land prior to the expiration or earlier termination of the Lease) the personal property designated (prior to expiration of the Feasibility Period) for removal by Tenant pursuant to the terms of the Purchase and Sale Agreement.

      29. Signs. During the Lease Term, Tenant shall not install or erect any signs on or in the Premises, in the Common Area or on the Land.

      30. Entire Agreement. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to this Lease. This Lease constitutes the entire agreement between the parties hereto with respect to this Lease and Tenant's letting of the Premises and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.

      31. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rentals and performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject to the terms of this Lease. Any purchaser upon any foreclosure or exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises to whom Tenant attorns shall be bound by the terms of this Paragraph 31.

      32. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively.

      33. Effectiveness of Lease. This Lease shall be effective if, and only if, escrow closes under the Purchase and Sale Agreement referred to in Paragraph
1.6 above.

      (balance of page left intentionally blank; signatures on following page)

      IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date set forth below.

LANDLORD:                               TENANT:

MICRO LINEAR CORPORATION,               WILLOW GLEN INVESTMENTS, LLC,
a Delaware corporation                  a California  limited liability company

By: /s/ Michael Schradle                By: /s/ Son Nguyen
    -----------------------------           --------------------------------
Its: CFO                                      Son N. Nguyen
                                        Its:  Manager and Member

By:   ____________________________      By: /s/ Hai Nguyen
                                            ---------------------------------
                                              Hai L. Nguyen
Its:  ____________________________      Its:  Manager and Member

                               EXHIBIT A TO LEASE

                                    SITE PLAN

                              [PROPOSED PARCEL MAP]

                                    EXHIBIT A

                                    EXHIBIT B

        PLAN SHOWING PORTION OF PREMISES TO BE SURRENDERED CROSS-HATCHED

                   [to be agreed upon by Landlord and Tenant]

                                    EXHIBIT C

     PLAN SHOWING REMAINING PREMISES AS OF FIFTH MONTH OF TERM CROSS-HATCHED

                   [to be agreed upon by Landlord and Tenant]

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                  (2050 and 2092 Concourse Drive, San Jose, CA)

      This First Amendment to Purchase and Sale Agreement ("First Amendment") is made effective as of this seventh (7th) day of May, 2004, by and between MICRO LINEAR CORPORATION, a Delaware corporation ("Seller") and WILLOW GLEN INVESTMENTS, LLC, or its permitted assignee or permitted nominee ("Buyer").

                                    Recitals

      A. Seller and Buyer have entered into a Purchase and Sale Agreement dated April ___, 2004 (the "Purchase Agreement"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain Property described in the Purchase Agreement which includes, in part, that certain real property, consisting of approximately six and fifty-six hundredths (6.56) acres, more or less, located at 2050 and 2092 Concourse Drive, San Jose, California (APN 244-15-015), and more particularly described on Exhibit A attached to the Purchase Agreement, together with all improvements located thereon, including without limitation, two single-story office/R&D buildings totaling approximately ninety-three thousand, two hundred twenty-four (93,224) square feet, more or less, as more particularly described in the Purchase Agreement.

      B. Seller and Buyer now desire to modify or amend the Purchase Agreement to provide for an extension of the expiration of the Feasibility Period as more particularly described below and to address certain matters related to Buyer recording a parcel map with respect to the Land simultaneously with (but immediately following) the close of escrow under the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.

      2. Capitalized Terms. Except as otherwise defined herein, the capitalized terms set forth in this First Amendment shall have the meanings ascribed to them in the Purchase Agreement.

      3. Extension of Feasibility Period. The expiration of the Feasibility Period is hereby extended to 5:00 p.m. Pacific Time on May 28, 2004.

      4. Parcel Map. The parties hereto acknowledge that Buyer desires to record a parcel map, prepared by J.M.H Weiss, Inc. (the "Parcel Map"), with respect to the Land simultaneously with, but immediately following, the close of escrow under the Purchase Agreement. Seller has no objection to Buyer recording such Parcel Map immediately following the recording of the Grant Deed to be executed by Seller in favor of Buyer at the close of escrow. Seller agrees to reasonably cooperate with Buyer, at no cost or liability to Seller, in Buyer's efforts to record the Parcel Map concurrently with, but immediately following, the close of escrow under the Purchase Agreement. Notwithstanding the foregoing, Seller's agreement to reasonably cooperate in the recording of the Parcel Map shall not extend the Closing Date under the Purchase Agreement. All costs and expenses incurred in connection with the recording of the Parcel Map as provided above shall be borne one hundred percent (100%) by Buyer. Buyer shall be responsible for paying all real property taxes (or the posting of a tax bond) required to be paid (or posted) in connection with the recordation of the Parcel Map.

      5. Conflicts. Except as modified above, the terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this First Amendment and the terms of the Purchase Agreement, the terms of this First Amendment shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first written above.

                                        SELLER:

                                        MICRO LINEAR CORPORATION,
                                        a Delaware corporation

                                        By:  /s/ Tim Richardson
                                             ----------------------------------
                                        Name: Tim Richardson
                                        Its: President/CEO

                                        BUYER:

                                        WILLOW GLEN INVESTMENTS, LLC,
                                        a limited liability company

                                        By:  /s/ Son Nguyen
                                             ----------------------------------
                                        Name: Son Nguyen
                                        Its:  President

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                  (2050 and 2092 Concourse Drive, San Jose, CA)

      This Second Amendment to Purchase and Sale Agreement ("Second Amendment") is made effective as of this twenty-eighth (28th) day of May, 2004, by and between MICRO LINEAR CORPORATION, a Delaware corporation ("Seller") and WILLOW GLEN INVESTMENTS, LLC, or its permitted assignee or permitted nominee ("Buyer").

                                    Recitals

      A. Seller and Buyer have entered into a Purchase and Sale Agreement dated April 15, 2004, as amended by that certain First Amendment to Purchase and Sale Agreement dated May 7, 2004 (collectively, the "Purchase Agreement"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain Property described in the Purchase Agreement which includes, in part, that certain real property, consisting of approximately six and fifty-six hundredths (6.56) acres, more or less, located at 2050 and 2092 Concourse Drive, San Jose, California (APN 244-15-015), and more particularly described on Exhibit A attached to the Purchase Agreement, together with all improvements located thereon, including without limitation, two single-story office/R&D buildings totaling approximately ninety-three thousand, two hundred twenty-four (93,224) square feet, more or less, as more particularly described in the Purchase Agreement.

      B. Seller and Buyer now desire to modify or amend the Purchase Agreement to provide for an extension of the expiration of the Feasibility Period as more particularly described below.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.

      2. Capitalized Terms. Except as otherwise defined herein, the capitalized terms set forth in this Second Amendment shall have the meanings ascribed to them in the Purchase Agreement.

      3. Extension of Feasibility Period. The expiration of the Feasibility Period is hereby extended to 5:00 p.m. Pacific Time on June 28, 2004.

      4. Conflicts. Except as modified above, the terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Second Amendment and the terms of the Purchase Agreement, the terms of this Second Amendment shall control.

                      (signature page follows on next page)

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date and year first written above.

                                        SELLER:

                                        MICRO LINEAR CORPORATION,
                                        a Delaware corporation

                                        By:  /s/ Tim Richardson
                                             ----------------------------------
                                        Name: Tim Richardson
                                        Its:  President/CEO

                                        BUYER:

                                        WILLOW GLEN INVESTMENTS, LLC,
                                        a limited liability company

                                        By: /s/ Son Nguyen
                                            -----------------------------------
                                        Name: Son Nguyen
                                        Its:  President

                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
                  (2050 and 2092 Concourse Drive, San Jose, CA)

      This Third Amendment to Purchase and Sale Agreement ("Third Amendment") is made effective as of this twenty fourth (24th) day of June, 2004, by and between MICRO LINEAR CORPORATION, a Delaware corporation ("Seller") and WILLOW GLEN INVESTMENTS, LLC, or its permitted assignee or permitted nominee ("Buyer").

                                    Recitals

      A. Seller and Buyer have entered into a Purchase and Sale Agreement dated April 15, 2004, as amended by that certain First Amendment to Purchase and Sale Agreement dated May 7, 2004 and that certain Second Amendment to Purchase and Sale Agreement dated May 28, 2004 (collectively, the "Purchase Agreement"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain Property described in the Purchase Agreement which includes, in part, that certain real property, consisting of approximately six and fifty-six hundredths (6.56) acres, more or less, located at 2050 and 2092 Concourse Drive, San Jose, California (APN 244-15-015), and more particularly described on Exhibit A attached to the Purchase Agreement, together with all improvements located thereon, including without limitation, two single-story office/R&D buildings totaling approximately ninety-three thousand, two hundred twenty-four (93,224) square feet, more or less, as more particularly described in the Purchase Agreement.

      B. Seller and Buyer now desire to modify or amend the Purchase Agreement to provide for an extension of the expiration of the Feasibility Period as more particularly described below.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.

      2. Capitalized Terms. Except as otherwise defined herein, the capitalized terms set forth in this Third Amendment shall have the meanings ascribed to them in the Purchase Agreement.

      3. Extension OF Feasibility Period and Extension of Close of Escrow. The expiration of the Feasibility Period is hereby extended to 5:00 p.m. Pacific Time on, July 16, 2004 and the Close of Escrow is hereby extended to 5:00 p.m. on, July 23, 2004.

      4. Seller's Agreement to Remove Potential Environmental Hazards. Seller agrees to complete the following work recommended in the Lowney Associates Phase 1 Environmental Site Assessment ("Lowney Report") attached as Exhibit A to this Third Amendment

      a) Seller will remove acid waster water piping in the floor trench, the interior exhaust hoods, ductwork and fans located in 2092 Concourse Drive as recommended by Section 5.7 of the Lowney Report and in accordance with the standards of removal indicated in the Lowney Report.

      b) Seller agrees to remove the ULTRA Fab machine, Emergency Shower and chemical sink located in 2092 Concourse Drive in accordance with the standards of removal indicated in the Lowney Report.

      c) Seller agrees to remove all 55 gallon drums that contain hazardous chemicals, all one (1) gallon containers of flammable material at the hooded lab and other containers, if any are present, that contain hazardous chemicals, located at 2092 Concourse drive. The containers will be disposed of by a qualified contractor in accordance with the proper environmental requirements.

      d) Seller agrees to close all seven ground water monitoring wells ("Wells") in accordance with the requirements of the Santa Clara County Water District and further agrees to obtain all necessary permits required for closure of the Wells.

      5. Buyer's Agreement to Take All Additional Actions Necessary to Satisfy Environmental Financing Contingency Related to Wells. Buyer agrees to take any and all necessary additional actions required by Bridge Bank to remove the Financing Contingency relating to the Wells, other than the closure of the Wells, which Seller has agreed to perform in Paragraph 4 (d) to this Amendment.

      6. Seller's Agreement to Remove Personal Property From Buildings Seller Agrees to remove all personal property from all areas of 2092 Concourse Drive, except for the security system and any other personal property which the parties agree to have remain with the building, by the Closing Date and all personal property from 2050 Concourse Drive at the conclusion of the leaseback period, except for personal property that the parties agree to have remain with the building. Personal property does not include fixtures that are bolted to the building walls and other permanent improvements that have been made to the buildings.

      7. Additional Credits to Buyer for HVAC Repairs and Replacement Seller Agrees To provide Buyer $60,000 in additional credits for the repair and/or replacement HVAC units as recommended in the Cal-Air inspection report that was commissioned by Seller ("HVAC Report"). The total estimate for the repair work was $177,500 and the credit is based on Seller paying for approximately one third of the HVAC repair and/or replacement costs. The $60,000 will be credited to Buyer at the Closing.

      8. No Additional Buyer Credits Seller has agreed to provide Buyer with a $200,000 credit at closing as provided for by Paragraph 4.3 of the April 15, 2004 Purchase and Sale Agreement and up to $60,000 in additional credits for the repair and replacement of HVAC units as provided for in Paragraph 7 above. The parties acknowledge that the $200,000 credit is intended for costs anticipated to be incurred by Buyer, subsequent to the Closing Date, with respect to demolition and other costs as detailed in the McLarney Construction proposal dated June 8, 2004 and attached as Exhibit B to this Third Amendment. In addition the parties acknowledge that they have entered into an as is sale of the buildings and that there will be no additional Buyer credits, other than the credits referred to above, for any repairs, maintenance, refurbishment or replacement of the building, the building improvements, building fixtures and/or any personal property which Buyer and Seller agree to have remain with the buildings upon their sale to Buyer.

      9. Conflicts. Except as modified above, the terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Third Amendment and the terms of the Purchase Agreement, the terms of this Third Amendment shall control.

      10. Leaseback Provision Article 16, per the Purchase and Sale Agreement dated April 2004 shall be modified as follows: Seller shall be required to lease back the entire building at 2050 Concourse Drive, consisting of approximately 45,560 square feet for no less than one (1) year. All other terms of the paragraph shall remain in full force and affect.

                      (signature page follows on next page)

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date and year first written above.

                                        SELLER:

                                        MICRO LINEAR CORPORATION,
                                        a Delaware corporation

                                        By: /s/ Tim Richardson
                                           ---------------------------------
                                        Name: Tim Richardson
                                        Its: President & CEO

                                        BUYER:

                                        WILLOW GLEN INVESTMENTS, LLC,
                                        a limited liability company

                                        By: /s/ Son Nguyen
                                           -------------------------------
                                        Name: Son Nguyen
                                        Its: President

                 FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
                  (2050 and 2092 Concourse Drive, San Jose, CA)

      This Fourth Amendment to Purchase and Sale Agreement ("Fourth Amendment") is made effective as of this twentieth (20th) day of July, 2004, by and between MICRO LINEAR CORPORATION, a Delaware corporation ("Seller") and WILLOW GLEN INVESTMENTS, LLC, or its permitted assignee or permitted nominee ("Buyer").

                                    Recitals

      A. Seller and Buyer have entered into a Purchase and Sale Agreement dated April 15, 2004, as amended by that certain First Amendment to Purchase and Sale Agreement dated May 7, 2004, that certain Second Amendment to Purchase and Sale Agreement dated May 28, 2004 and that certain Third Amendment to Purchase and Sale Agreement dated June 24, 2004 (collectively, the "Purchase Agreement"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain Property described in the Purchase Agreement which includes, in part, that certain real property, consisting of approximately six and fifty-six hundredths (6.56) acres, more or less, located at 2050 and 2092 Concourse Drive, San Jose, California (APN 244-15-015), and more particularly described on Exhibit A attached to the Purchase Agreement, together with all improvements located thereon, including without limitation, two single-story office/R&D buildings totaling approximately ninety-three thousand, two hundred twenty-four (93,224) square feet, more or less, as more particularly described in the Purchase Agreement.

      B. Seller and Buyer now desire to modify or amend the Purchase Agreement to provide for an extension of the expiration of the Feasibility Period as more particularly described below.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.

      2. Capitalized Terms. Except as otherwise defined herein, the capitalized terms set forth in this Third Amendment shall have the meanings ascribed to them in the Purchase Agreement.

      3. Deposit for Lease Back. In the event that Seller's total of cash, cash equivalents and short-term investments, as reported by Seller on Seller's quarterly and annual reports filed with the Securities and Exchange Commission on forms 10Q and 10K respectively, falls below ten (10) million dollars, Seller agrees to deposit an amount equivalent to the base rent for the remaining lease back period with Bridge Bank and further agrees to authorize Bridge Bank to deduct the monthly base rent from Seller's deposit through the posting of automatic debits payable to Buyer as the monthly base rent becomes due.

      4. Extension of Close of Escrow. By mutual agreement of Buyer and Seller, Close of Escrow is extended to no later than August 16, 2004. If Escrow fails to close by August 16, 2004, and said failure was caused by Seller, then Seller will authorize the immediate return to Buyer of the first and second deposits, totaling $1.5 million, and the return to Buyer of all unexpended funds placed into Escrow for the parcel map split. Thereafter, if Seller notifies Buyer in writing that it is in a position to Close Escrow by August 30, 2004, then Buyer shall, within one (1) business day, again place in escrow the first and second deposits, totaling $1.5 million, in addition to the funds necessary to effect the parcel map split. Buyer and Seller shall then cooperate to immediately effect the Close of Escrow.

      5. Conflicts. Except as modified above, the terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Third Amendment and the terms of the Purchase Agreement, the terms of this Third Amendment shall control.

                      (signature page follows on next page)

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date and year first written above.

                                        SELLER:

                                        MICRO LINEAR CORPORATION,
                                        a Delaware corporation

                                        By: /s/ Michael Schradle
                                            ------------------------------------
                                        Name Michael Schradle,
                                        Its: VP, CFO

                                        BUYER:

                                        WILLOW GLEN INVESTMENTS, LLC,
                                        a limited liability company

                                        By: /s/ Son Nguyen
                                            ------------------------------------
                                        Name: Son Nguyen
                                        Its:  Managing Partner